UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Aptiv PLC

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LETTER FROM CEO

To Our Shareholders

I am pleased to invite you to Aptiv PLC’s Annual General Meeting of Shareholders to be held on Wednesday, April 29, 2026, at 9:00 a.m. local time, at Aptiv's offices located at No. 300, Yuanguo Road, Anting, Jiading District, Shanghai, China.

The following Notice of Annual General Meeting of Shareholders and Proxy Statement describes the business that will be conducted at the Annual Meeting. You can find financial and other information about Aptiv in the accompanying Form 10-K for the fiscal year ended December 31, 2025. These materials are also available on the investor relations portion of our website, aptiv.com.

Aptiv is a global industrial technology company providing advanced software and optimized hardware solutions that enable devices to sense, think, act, and optimize. Our products are deployed across automotive, commercial vehicle, aerospace and defense, telecom and datacom, and diversified industrial markets. Shared secular trends of automation, electrification, and digitalization are creating common customer need and transforming these industries, providing opportunity for Aptiv.

2025 was a year of strong execution and strategic progress. We delivered record levels across each of revenue, adjusted EBITDA and adjusted earnings per share. Our operating model, backed by a resilient global supply chain, executed in-region, for-region, proved invaluable. The end-to-end visibility provided by our comprehensive global supply chain digital twin allowed us to anticipate disruptions and keep our customers connected with minimal impact to our operations. All of this was validated by external recognition, including Volkswagen Group’s Resilient Supply Chain award, General Motors’ Supplier Quality Excellence Awards for multiple facilities, and Nissan’s Global Supplier Innovation Award.

Aptiv was also recognized as one of the World’s Best Companies and World’s Most Sustainable Companies by TIME magazine, along with being named one of Ethisphere’s World's Most Ethical Companies for the 13th consecutive year.

The separation of our Electrical Distribution Systems business as Versigent (NYSE: VGNT) is on track for completion on April 1, 2026, and will result in two independent companies that are optimally positioned to pursue their respective market opportunities and capital allocation strategies, unlocking incremental value for our shareholders.

Your vote is very important. I encourage you to sign and return your proxy card or use telephone or Internet voting so that your shares will be represented and voted at the meeting.

Thank you for your continued support. We look forward to seeing you on April 29, 2026.

Sincerely,

Kevin P. Clark Chair and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS	1

Notice of Annual General Meeting of Shareholders

Wednesday, April 29, 2026 9:00 a.m. Local Time	Aptiv's Offices No. 300, Yuanguo Road, Anting, Jiading District, Shanghai, China	Record Date The close of business March 3, 2026

MEETING AGENDA

Presenting the Company’s accounts and auditors’ reports for the fiscal year ended December 31, 2025 to the shareholders, passing the following resolutions, and transacting such other business as may properly come before the Annual Meeting:

•
ORDINARY RESOLUTIONS

ELECTION OF DIRECTORS

THAT the following directors be elected as directors of the Company:

1)
Kevin P. Clark
2)
Håkan Agnevall
3)
Nancy E. Cooper
4)
Joseph L. Hooley
5)
Vasumati P. Jakkal
6)
Merit E. Janow
7)
Sean O. Mahoney
8)
Paul M. Meister
9)
Robert K. Ortberg
10)
Colin J. Parris
11)
Ana G. Pinczuk
•
AUDITORS
12)
THAT Ernst & Young LLP be re-appointed as the auditors of the Company until the Annual Meeting of the Company to be held in 2027, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm is ratified and that directors are authorized to determine the fees to be paid to the auditors.
•
ADVISORY, NON-BINDING RESOLUTIONS EXECUTIVE COMPENSATION
13)
THAT the Company’s shareholders approve, on an advisory, non-binding basis, the Company’s executive compensation.

Resolutions 1 to 12 will be proposed as ordinary resolutions, and Resolution 13 will be proposed as an advisory, non-binding resolution.

2 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

•
RECORD DATE

You are entitled to vote only if you were a shareholder of Aptiv PLC at the close of business on March 3, 2026. Holders of ordinary shares of Aptiv PLC are entitled to one vote for each share held of record on the record date.

•
ATTENDANCE AT THE ANNUAL MEETING

We hope you will be able to attend the Annual Meeting in person. If you expect to attend, please check the appropriate box on the proxy card when you return your proxy or follow the instructions on your proxy card to vote and confirm your attendance by telephone or Internet.

•
WHERE TO FIND MORE INFORMATION ABOUT THE RESOLUTIONS AND PROXIES

Additional information regarding the business to be conducted and the resolutions is set out in the proxy statement (the “Proxy Statement”) and other proxy materials, which can be accessed by following the instructions on the Notice of Internet Availability of Proxy Materials that accompanies this Notice of Annual General Meeting of Shareholders.

You are entitled to appoint one or more proxies to attend the Annual Meeting and vote on your behalf. Your proxy does not need to be a shareholder of the Company. Instructions on how to appoint a proxy are set out in the Proxy Statement and on the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Katherine H. Ramundo

Executive Vice President,

Chief Legal Officer,

Chief Compliance Officer

and Secretary

PLEASE NOTE THAT YOU WILL NEED PROOF THAT YOU OWN APTIV SHARES AS OF THE RECORD DATE TO BE ADMITTED TO THE ANNUAL MEETING.

This Notice of Annual General Meeting of Shareholders and the Proxy Statement are being distributed or made available on or about March 16, 2026.

SPIN-OFF OF ELECTRICAL DISTRIBUTION SYSTEMS BUSINESS

On January 22, 2025, the Company announced its intention to pursue a separation of its Electrical Distribution Systems business into a new, independent publicly traded company, Versigent, through a transaction expected to be treated as a tax-free spin-off to its shareholders (the “Separation”). The Company plans to complete the Separation by April 1, 2026, subject to customary closing conditions.

REORGANIZATION

On December 17, 2024, Aptiv completed a scheme of arrangement under Jersey law (the “Scheme”), which was approved by its shareholders on December 2, 2024 and sanctioned by the Royal Court of Jersey on December 13, 2024. Pursuant to the Scheme, the ordinary shares of Aptiv Irish Holdings Limited (formerly known as Aptiv PLC), a company organized under the laws of Jersey and the then publicly traded parent company of the Aptiv group (the “Predecessor”), were canceled and the holders thereof received, on a one-for-one basis, ordinary shares of Aptiv PLC. Following the Scheme, Aptiv PLC became the publicly traded parent company of the Aptiv group, and the Predecessor became a wholly owned subsidiary of Aptiv PLC. References in this Proxy Statement to “we,” “our,” “Aptiv,” “Aptiv PLC” or the “Company” refer to the Predecessor prior to completion of the Scheme and to Aptiv PLC after the completion of the Scheme.

TABLE OF CONTENTS 3

4 TABLE OF CONTENTS

TABLE OF CONTENTS 5

6 2026 PROXY STATEMENT—SUMMARY

2026 Proxy Statement-Summary

This summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS	DIRECTOR NOMINEES
Date: April 29, 2026	Name	Director Since	Independent
Time: 9:00 a.m. local time Location: Aptiv's offices located at No. 300, Yuanguo Road, Anting, Jiading District, Shanghai, China Record Date: March 3, 2026
	Kevin P. Clark	2015
	Håkan Agnevall	2025
	Nancy Cooper	2018
GENERAL INFORMATION Stock Symbol: APTV Exchange: NYSE Ordinary Shares Outstanding (as of the record date): 213,141,325 shares Registrar & Transfer Agent: Computershare Investor Services Corporate Website: aptiv.com Investor Relations Website: ir.aptiv.com	Joseph L. Hooley	2020
	Vasumati P. Jakkal	2024
	Merit E. Janow	2021
	Sean O. Mahoney	2009
	Paul M. Meister	2019
	Robert K. Ortberg	2018
	Colin J. Parris	2017
	Ana G. Pinczuk	2016

SHAREHOLDER VOTING MATTERS		NAMED EXECUTIVE OFFICERS
Proposal	Board’s Voting Recommendation	• Kevin P. Clark—Chair and Chief Executive Officer ("CEO")
Election of Directors	FOR EACH NOMINEE	• Varun Laroyia—Executive Vice President and Chief Financial Officer ("CFO")
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
•
Javed A. Khan—Executive Vice President and President, Software and Advanced Safety and User Experience ("AS&UX")
•
Joseph T. Liotine—Executive Vice President and President, Electrical Distribution Systems ("EDS")
•
Joseph R. Massaro—Vice Chair and President, Engineered Components Group ("ECG")

Advisory Vote to Approve Named Executive Officer Compensation	FOR

BOARD MEETING INFORMATION

Board Meetings in 2025: 10

Standing Board Committee Meetings in 2025:

Audit (5), Compensation and Human Resources (5),

Finance (6), Innovation and Technology (5),

Nominating and Governance (5)

CORPORATE GOVERNANCE BEST PRACTICES 10 of 11 Independent Directors Annual Election of Directors Board Diversity and Experience Annual Board and Committee Evaluations
COMPENSATION BEST PRACTICES Robust Stock Ownership Guidelines Clawback Policy Restrictive Covenants for Executives No Excise Tax Gross-Ups No Hedging/No Pledging

7

APTIV AT A GLANCE

Delivering sustainable solutions

OUR MISSION

Aptiv innovates at the intersection of three disruptive trends: automation, electrification and digitalization. As a global technology leader, our growing portfolio of advanced software and hardware, as well as our industry-leading design and manufacturing footprint and supply chain, enable our customers to deliver solutions across a broad range of end markets.

APTIV BY THE NUMBERS

$27B
2025 Business bookings

$20.4B
2025 Revenue

$2.5B
2025 Adjusted operating income

$7.82
2025 Earnings per share
Adjusted for restructuring and other special items

$1.7B
2025 Total investment in research and development
Including engineering

20,700
Scientists, engineers and technicians

~190,000
Employees

139
Manufacturing facilities

11
Major technical centers

50
Countries

OUR BUSINESS SEGMENTS

A comprehensive portfolio that enables intelligence at the edge

Advanced Safety and User Experience

Provides critical technologies and services to enhance vehicle safety, security, comfort and convenience, including intelligent sensors, high-performance compute platforms, and advanced software tools and services.

Engineered Components Group

Provides connection systems, high-performance interconnects, and cable management and protection solutions that optimize the distribution of power, signal and data for next-generation applications across multiple end markets.

Electrical Distribution Systems

Provides a full range of low-voltage and high-voltage power, signal and data distribution solutions needed to deliver fully integrated, cost-optimized architectures.

Our Sustainability Strategy

AT APTIV, WE SET A HIGH BAR

We provide high-quality products and solutions — designed, developed and manufactured responsibly — that enable a more electrified, software-defined future. In doing so, we take care of our employees and the communities they live in, minimize Aptiv's and our customers' environmental impact, enhance the resiliency of our operations and create value by living the values that serve as the foundation for delivering on our mission.

OUR FRAMEWORK FOR DELIVERING ON OUR MISSION

MARKET NEEDS
What we enable

AUTOMATION
Performing complex tasks with minimal human intervention

ELECTRIFICATION
Powering intelligent edge devices and the infrastructure that supports them

DIGITALIZATION
Leveraging connected technologies to deliver insights, transform operations and unlock value

APPROACH
How we do business

PEOPLE
Foster high-performing and engaged teams with safe, dynamic and inclusive workplaces

PRODUCTS
Design and deliver solutions that make the world safer, greener and more connected

PLANET
Increase operational efficiency and reduce our impact on the environment

PLATFORM
Do the right thing, the right way

IMPACT
Our effect on the world

- STAKEHOLDER VALUE CREATION
- PARTNER OF CHOICE
- ENGAGED EMPLOYEES
- STRONGER COMMUNITIES
- SAFER, GREENER, MORE CONNECTED WORLD

ELECTION OF DIRECTORS 9

Election of Directors

(RESOLUTIONS 1 TO 11)

All of our current directors are nominated for one-year terms to serve until the 2027 annual meeting, or until such director’s earlier resignation, retirement or other termination of service.

The Board believes that the combination of the various qualifications, skills, and breadth and depth of experiences of the director nominees contributes to an effective and well-functioning Board. The Board and the Nominating and Governance Committee believe that, individually and as a whole, the directors possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management. Included in each director nominee’s biography below is an assessment of each of their specific qualifications, attributes, skills and experience. Committee memberships listed below are as of the date of this Proxy Statement. In connection with the Scheme completed on December 17, 2024, the then-serving directors of the Predecessor became the directors of Aptiv PLC with the same term of office as they had with the Predecessor. References below to tenure on the Board for each of our directors includes their service on the board of the Predecessor. Mr. Mahoney was a member of the Board prior to the Company’s initial public offering in 2011, and information included in this Proxy Statement as to his tenure on our Board reflects that service.

The Board has been informed that each nominee is willing to continue to serve as a director. If a director does not receive a majority of the vote for his or her election, then that director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy.

KEVIN P. CLARK | Age: 63

Kevin P. Clark has been a director since March 2015, when he became Aptiv’s President and Chief Executive Officer. In April 2022, he was named Chair and Chief Executive Officer. In 2014, Mr. Clark was appointed Chief Operating Officer responsible for Aptiv’s business segments, as well as the global supply chain function. He joined Aptiv in 2010 as Chief Financial Officer, responsible for all financial activities, including strategic planning, corporate development, financial planning and analysis, treasury, accounting, and tax. Before joining Aptiv, he was a founding partner of Liberty Lane Partners, LLC, a private investment company with investment holdings in healthcare, technology and distribution-related industries from 2007 to 2010. He served as Chief Financial Officer of Fisher Scientific International Inc., a manufacturer, distributor and service provider to the global healthcare market, from the company’s initial public offering in 2001 through the completion of its merger with Thermo Electron Corporation in 2006 forming Thermo Fisher Scientific Inc.. He also held a number of senior management positions while at Fisher Scientific. He began his career in the financial organization of Chrysler Corporation. Mr. Clark has both a bachelor’s degree in financial administration and a master’s degree in finance from Michigan State University.

QUALIFICATIONS:

Mr. Clark is a proven leader with notable success in creating and implementing Aptiv’s business and technology strategies. As our Chair and CEO, and former COO and CFO, he provides the Board with significant strategic, financial and industry expertise.

CHAIR & CEO DIRECTOR SINCE: MARCH 2015 NON-INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: None

	Current Public Company Directorships:	Previous Public Company Directorships in Last Five Years:
	• United Parcel Services, Inc.	• None

10 ELECTION OF DIRECTORS

HÅKAN AGNEVALL | Age: 59

Håkan Agnevall has been a director since December 2025. Mr. Agnevall is President and Chief Executive Officer of Wärtsilä Corporation, a global leader in innovative technologies and complete lifecycle solutions for the marine and energy industries, a position he has held from February 2021. Before joining Wärtsilä, he was President of Volvo Buses and member of the Volvo Group Management, a position he held from 2013 to 2021. Previously, Mr. Agnevall held various leadership positions at Bombardier Transportation, a global leader in rail equipment, from 2010 to 2013; and at ABB Ltd., a global leader in electrification and automation, from 2003 to 2009. From 2000 to 2003, Mr. Agnevall worked in finance and consulting. He began his career at ABB Ltd. in 1991 and spent eight years there in a variety of engineering and commercial roles. Mr. Agnevall has a master’s degree in engineering physics paralleled by a bachelor’s degree in business administration from Lund University (Sweden) and later a master’s of business administration from IMD (Switzerland).

QUALIFICATIONS:

Mr. Agnevall brings to the Board a strong track record of business transformations and turnarounds in industries with highly engineered solutions. He has extensive international experience, having worked and lived in Scandinavia, the US, Thailand, Brazil and Switzerland. He is recognized for technology and service leadership, using disruption as an opportunity to position businesses for the future.

DIRECTOR SINCE: DECEMBER 2025 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: None

	Current Public Company Directorships:	Previous Public Company Directorships in Last Five Years:
	• None	• None

Nancy E. Cooper | Age: 72

Nancy E. Cooper has been a director since February 2018. Ms. Cooper is the former Executive Vice President and Chief Financial Officer of CA Technologies, an IT management software provider, a position she held from 2006 until she retired in 2011. Before joining CA, she served as the Chief Financial Officer of IMS Health, Inc. from 2001 to 2006 and as Chief Financial Officer for Reciprocal, Inc. from 2000 to 2001. She began her career at IBM Corporation in 1976, where she held positions of increasing responsibility over a 22-year period, focusing on technology strategy and financial management. Ms. Cooper has bachelor’s degrees in both economics and political science from Bucknell University and a master’s of business administration from the Harvard Graduate School of Business.

QUALIFICATIONS:

Ms. Cooper brings to the Board significant experience leading a global public company finance organization, and contributes leadership, financial, risk management, technology and strategy expertise.

DIRECTOR SINCE: FEBRUARY 2018 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Audit Committee (Chair) and Nominating and Governance Committee

	Current Public Company Directorships:	Previous Public Company Directorships in Last Five Years:
	• Brunswick Corporation	• The Mosaic Company (2011-2021)

ELECTION OF DIRECTORS 11

Joseph L. (Jay) Hooley | Age: 68

Joseph L. (Jay) Hooley has been a director since January 2020. Mr. Hooley is the former Chairman of the Board and Chief Executive Officer of State Street Corporation, one of the world’s leading providers of financial services to institutional investors, including investment servicing, investment management and investment research and trading. He served as State Street’s Chairman from 2011 to 2019, its Chief Executive Officer from 2010 to 2018, and its President and Chief Operating Officer from 2008 to 2014. From 2002 to 2008, he served as Executive Vice President and head of State Street’s Investor Services Division, and, in 2006, he was appointed Vice Chairman and Global Head of State Street’s Investment Servicing and Investment Research and Trading. Mr. Hooley has a bachelor’s degree from Boston College.

QUALIFICATIONS:

Mr. Hooley’s long tenure as a public company executive leading and transforming a global financial services organization, including his extensive experience with institutional investors through his role as Chairman and CEO of State Street, provides the Board with significant expertise in management, strategic planning and corporate governance, as well as a global business perspective, and his unique background helps the Board better understand investors’ points of view and ensures those perspectives are incorporated into Board discussions with management on important strategic topics.

DIRECTOR SINCE: JANUARY 2020 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Compensation and Human Resources Committee (Chair) and Audit Committee

	Current Public Company Directorships:	Previous Public Company Directorships in Last Five Years:
	• Exxon Mobil Corporation (Lead Independent Director) • IDEXX Laboratories, Inc.	• None

Vasumati P. (Vasu) Jakkal | Age: 50

Vasumati P. (Vasu) Jakkal has been a director since April 2024. Ms. Jakkal is the Corporate Vice President of Security, Compliance, Identity & Privacy at Microsoft Corporation, a position she has held since 2020. Prior to joining Microsoft, from 2017 to 2020, she served as the Executive Vice President and Chief Marketing Officer at FireEye-Mandiant (acquired by Google), which provided hardware, software and services that investigate cybersecurity attacks and analyze IT security risks. From 2014 to 2017, Ms. Jakkal was Vice President, Corporate Marketing & Strategy at Brocade Communications Systems, Inc. (now Broadcom Inc.), a networking provider of software and hardware solutions spanning the cloud to the edge. Prior to that, she was with LSI Corporation (now Broadcom Inc.), a designer, developer, manufacturer and global supplier of semiconductor and infrastructure software products, where she served as the Chief of Staff and Technical Advisor to the CEO and COO. She began her career at Intel Corporation, where she held positions of increasing responsibility spanning engineering to general management from 1999 until 2012. Ms. Jakkal has a bachelor’s degree in electrical engineering from the College of Engineering, Pune (India) and a master’s degree in electrical engineering from the University of Minnesota.

QUALIFICATIONS:

Ms. Jakkal has over 20 years of technology experience across cybersecurity, cloud, IOT, AI and mobility, which provides the Board with critical expertise as Aptiv accelerates its innovation in and commercialization of new technologies across industries.

DIRECTOR SINCE: APRIL 2024 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Innovation and Technology Committee

	Current Public Company Directorships:	Previous Public Company Directorships in Last Five Years:
	• None	• None

12 ELECTION OF DIRECTORS

Merit E. Janow | Age: 67

Merit E. Janow has been a director since April 2021. Professor Janow is the Dean Emerita of the Faculty and currently Professor of Practice in the School of International and Public Affairs (SIPA) at Columbia University, a position she has held since 1993. Previously, she was the Dean of the faculty of SIPA from 2013 to 2021. She regularly teaches graduate courses in international economic policy and law, at both SIPA and Columbia Law School. She has published numerous articles and several books. Professor Janow has had three periods of government service, serving as one of seven members of the Appellate Body of the World Trade Organization from 2003 to 2007, as the Executive Director of the International Competition Policy Advisory Committee of the U.S. Department of Justice’s Antitrust Division from 1997 to 2000, and as Deputy Assistant U.S. Trade Representative for Japan and China from 1990 to 1993. She served on the Board of Directors and as Chair of the Nasdaq Stock Markets LLC of the Nasdaq OMX Group from 2005 to 2016. Professor Janow has a bachelor’s degree in Asian Studies from the University of Michigan and a juris doctorate degree from Columbia Law School.

QUALIFICATIONS:

Professor Janow’s extensive knowledge and experience in international trade, economics, policy and regulatory matters provide valuable insight to the Company given the global nature of our business, and she particularly contributes meaningful perspective on the Asia Pacific region, as a result of her background and experience.

DIRECTOR SINCE: APRIL 2021 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Compensation and Human Resources Committee and Nominating and Governance Committee

	Current Public Company Directorships:	Previous Public Company Directorships in Last Five Years:
	• Mastercard Inc. (Non-Executive Board Chair)	• Trimble Inc. (2008-2021)

Sean O. Mahoney | Age: 63

Sean O. Mahoney has been a director since November 2009. Mr. Mahoney is a private investor with over three decades of experience in investment banking and finance. He spent 17 years in investment banking at Goldman, Sachs & Co. from 1987 to 2004, where he was a partner and head of the Financial Sponsors Group, followed by four years at Deutsche Bank Securities, where he served as Vice Chairman, Global Banking from 2004 to 2008. During his banking career, he acted as an advisor to companies across a broad range of industries and product areas. Mr. Mahoney has a bachelor’s degree from the University of Chicago and a master’s degree from Oxford University, where he was a Rhodes Scholar.

QUALIFICATIONS:

Through his many years of experience in investment banking and finance, Mr. Mahoney provides the Board with expertise in value-creation and business strategy, capital markets, financing, and mergers and acquisitions.

DIRECTOR SINCE: NOVEMBER 2009 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Finance Committee (Chair) and Nominating and Governance Committee

	Current Public Company Directorships:	Previous Public Company Directorships in Last Five Years:
	• Pepco Group N.V.	• iHeartMedia, Inc. (2019-2021)

ELECTION OF DIRECTORS 13

Paul M. Meister | Age: 73

Paul M. Meister has been a director since July 2019 and our Lead Independent Director since April 2022. Mr. Meister is a partner in Novalis LifeSciences, a Life Science focused venture firm and is also co-founder and Chief Executive Officer of Liberty Lane Partners, LLC, a private investment company with investment holdings in healthcare, technology and distribution-related industries. From 2014 to 2018, he was President of MacAndrews & Forbes Incorporated, a private company that owns or controls a diverse set of businesses. During 2018, he also served, on an interim basis, as Executive Vice Chairman of Revlon, Inc. a leading beauty products company. He served from 2010 to 2014 as Chairman and Chief Executive Officer of inVentiv Health (now Syneos Health), a leading provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries. He was Chairman of Thermo Fisher Scientific Inc, a scientific instruments equipment and supplies company, from November 2006 to April 2007. He was previously an Executive Officer of Fisher Scientific International Inc., a predecessor of Thermo Fisher Scientific from 1991 to 2006. Mr. Meister has a bachelor’s degree from the University of Michigan and a master’s of business administration degree from Northwestern University.

QUALIFICATIONS:

Mr. Meister’s extensive public company experience, as both an executive and a board member, provides the Board with significant expertise in management, strategy, finance and capital markets, operations, and mergers and acquisitions.

LEAD INDEPENDENT DIRECTOR DIRECTOR SINCE: JULY 2019 APTIV COMMITTEE MEMBERSHIPS: Compensation and Human Resources Committee, Finance Committee and Nominating and Governance Committee (Chair)

	Current Public Company Directorships:	Previous Public Company Directorships in Last Five Years:
	• Amneal Pharmaceuticals, Inc. (Non-Executive Chair) • Oaktree Acquisition Corp.III Life Sciences	• Oaktree Acquisition Corp.I (2019-2021) • Oaktree Acquisition Corp.II (2020-2022) • Quanterix Corporation (2013-2025)

Robert K. (kelly) Ortberg | Age: 65

Robert K. (Kelly) Ortberg has been a director since September 2018. Mr. Ortberg has been the President and Chief Executive Officer of The Boeing Company since August 2024. Previously, Mr. Ortberg was the Chief Executive Officer of Collins Aerospace, a United Technologies company, a position he held from 2018 to 2020. Following his retirement from Collins Aerospace, he served as a Special Advisor to the office of the Chief Executive Officer for RTX Corporation (formerly Raytheon Technologies Corporation), an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide until 2021. He previously served at Rockwell Collins, Inc. as its Chairman, President and Chief Executive Officer from 2015 to 2018; President and CEO from 2013 to 2015; President from 2012 to 2013; Executive Vice President, Chief Operating Officer, Government Systems from 2010 to 2012; and Executive Vice President, Chief Operating Officer of Commercial Systems from 2006 to 2010. Before taking on those roles, he held other executive positions at Rockwell Collins, which he joined in 1987. Mr. Ortberg has a bachelor’s degree in mechanical engineering from the University of Iowa.

QUALIFICATIONS:

Mr. Ortberg brings to the Board a track record of operational and technology leadership, global management, accelerating company growth and creating shareholder value, coupled with a strong background in transformation and innovation and more than 30 years of experience in aerospace and defense.

DIRECTOR SINCE: SEPTEMBER 2018 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Audit Committee and Innovation and Technology Committee

	Current Public Company Directorships:	Previous Public Company Directorships in Last Five Years:
	• The Boeing Company	• RTX Corporation (formerly Raytheon Technologies Corporation) (2020-2024)

14 ELECTION OF DIRECTORS

Colin J. Parris | Age: 64

Colin J. Parris has been a director since December 2017. Dr. Parris is the former Senior Vice President and Chief Technology Officer at GE Digital, a position he held from May 2020 until April 2024. He joined General Electric in 2014 as a GE Officer and Vice President, GE Software Research. Before joining GE, he spent two decades at IBM in a variety of executive roles, serving most recently as Vice President, Systems Research in the IBM T.J. Watson Research Division from 2013 to 2014 and General Manager for IBM’s Power Systems business from 2010 to 2013. Dr. Parris has a bachelor’s degree in electrical engineering from Howard University, a master’s degrees in electrical engineering and computer science from the University of California, Berkeley, and a master’s degree in management from Stanford University. He also has a Ph.D in electrical engineering from the University of California, Berkeley.

QUALIFICATIONS:

Dr. Parris has an extensive technology background with significant experience in software and leading digital transformations. His deep technology background and current focus on data software and artificial intelligence provide valuable knowledge and relevant insight to the Board.

DIRECTOR SINCE: DECEMBER 2017 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Audit Committee and Innovation Technology Committee (Chair)

	Current Public Company Directorships:	Previous Public Company Directorships in Last Five Years:
	• Corebridge Financial, Inc.	• None
• Diebold Nixdorf, Incorporated

Ana G. Pinczuk | Age: 62

Ana G. Pinczuk has been a director since November 2016. Effective September 2025, Ms. Pinczuk was appointed President of Product & Technology for SentinelOne, Inc., a leading AI-powered cybersecurity platform. Ms. Pinczuk was previously the Chief Operating Officer for Dexterity, Inc., a company that has created AI-enabled robots for logistics and warehouse automation from December 2022 to May 2024. From 2019 to 2022, Ms. Pinczuk served as the Chief Development Officer for Anaplan, Inc., which provides a cloud-based connected planning platform that helps connect organizations and people to make better and faster decisions. She joined Anaplan in 2019 as Chief Transformation Officer. Before that she held the following positions from 2015 to 2018: President of Hewlett Packard Enterprise’s Pointnext technology services organization; Executive Vice President and Chief Product Officer of Veritas Technologies LLC, a data management provider specializing in information protection, availability and insight solutions; and Senior Vice President and General Manager of Backup and Recovery for Symantec Corporation. From 2000 to 2015, Ms. Pinczuk served in various executive positions at Cisco Systems, Inc., including Senior Vice President, Sales from 2014 to 2015, Senior Vice President, Services Transformation and Chief Operating Officer from 2013 to 2014, and Vice President, Global Technical Services from 2009 to 2013. Before joining Cisco, she spent 15 years with AT&T, Inc., in positions of increasing responsibility. Ms. Pinczuk has both a bachelor’s degree and a master’s degree in mechanical engineering from Cornell University, an executive master’s degree in technology management from the Wharton School of the University of Pennsylvania, a master’s degree in software management from Carnegie Mellon University, and a master's degree in cybersecurity, risk and strategy from New York University.

QUALIFICATIONS:

Ms. Pinczuk’s broad technology and commercial experience spans AI/ML, IP networking, mobility, software/SaaS, data storage and security, making her a strong contributor to the Board as Aptiv accelerates its innovation in and commercialization of new technologies.

DIRECTOR SINCE: NOVEMBER 2016 INDEPENDENT DIRECTOR APTIV COMMITTEE MEMBERSHIPS: Finance Committee and Innovation Technology Committee

	Current Public Company Directorships:	Previous Public Company Directorships in Last Five Years:
	• SentinelOne, Inc. • SmartRent Inc.	• Five9, Inc. (2021-2023)

ELECTION OF DIRECTORS 15

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE 11 DIRECTOR NOMINEES NAMED ABOVE. IF YOU COMPLETE THE ENCLOSED PROXY CARD, UNLESS YOU DIRECT OTHERWISE ON THAT CARD, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE ELECTION OF ALL 11 NOMINEES.

16 BOARD PRACTICES

Board Practices

BOARD AND GOVERNANCE INFORMATION

The Company is committed to good corporate governance, which we believe is important to the success of our business and to advancing shareholder interests. Highlights include:

Board Independence and Accountability

Board Independence	10 of 11 director nominees are independent. Our Chair and Chief Executive Officer is the only non-independent director.
Board Leadership	Current Board leadership structure is comprised of our Chair and a strong Lead Independent Director, who provides independent Board leadership, based on robust and clearly delineated responsibilities.
Board Engagement

Attendance:

•
All directors attended more than 75% of Board and their respective Committee meetings in 2025.
•
All director nominees are expected to attend the Annual Meeting.

Independent directors meet in executive session at every regular Board and Board Committee meeting.

Board Composition and Diversity

Directors have a diversity of experience that spans a broad range of industries.

Directors have a broad array of attributes and skills directly relevant to the Company.

5 of our 11 director nominees are female and/or racially/ethnically diverse.

No director should stand for election if the director has reached age 75, unless the Board determines that such director’s continued service is in the Company’s interest.

Board Committees

Fully independent Audit, Compensation and Human Resources, Finance, Innovation and Technology and Nominating and Governance Committees.

Each Committee has a written charter that is reviewed annually and is available on our website.

Board Accountability

 Annual elections of all directors.

 Majority voting standards for election of directors.

 Annual Say-on-Pay vote.

 Annual shareholder ratification of the Audit Committee’s selection of our independent auditor.

 Code of Conduct applies to all directors and employees.

Responsiveness to Shareholders and Shareholder Engagement

Following each Annual Meeting, the appropriate Committees of the Board consider the vote outcomes of the management and shareholder proposals and, depending on those vote outcomes, may recommend proposed courses of action.

Directors are committed to meaningful engagement, communication and transparency with shareholders and welcome their input and suggestions, to better understand shareholders’ perspectives about Aptiv.

Board members meet with top shareholders for conversations focused on a variety of topics, including strategic initiatives and sustainability, human capital matters and governance matters, when appropriate.

BOARD PRACTICES 17

Stock Ownership	Non-employee directors are subject to robust stock ownership guidelines of $600,000 in Aptiv shares, representing five times the annual maximum cash retainer. No hedging/no pledging.

Board Effectiveness

Board Committee and Director Evaluations	Annual Board and Committee self-evaluation process. Annual director performance evaluations. Ongoing assessment of corporate governance best practices appropriate for Aptiv.
Overboarding Limits

Directors are subject to the following overboarding limitations:

•
Directors who are chief executive officers of public companies must limit the number of public company boards on which they serve to a total of three.
•
Directors who are not chief executive officers of public companies must limit the number of public company boards on which they serve to a total of four.
•
Members of the Audit Committee must limit the number of public company audit committees on which they serve to a total of three.

Board Oversight of Risk and Sustainability Programs

Our full Board is responsible for risk oversight and Board Committees oversee certain key risks relating to their areas of responsibility, as set forth in their respective Committee charters.

The Board has delegated oversight of management’s handling of sustainability matters of importance to the Company, including risks, policies, strategies and programs to the Nominating and Governance Committee, as set forth in the Nominating and Governance Committee Charter.

The Company publishes an annual Sustainability Report, which can be found at aptiv.com/en/about/sustainability, and which is aligned with Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), and Task Force on Climate-Related Financial Disclosures (TCFD) frameworks.

Succession Planning	The Board oversees and engages in Board and executive succession planning.

The Nominating and Governance Committee regularly reviews the following Board practices and adopts governance practices that serve the interests of our shareholders.

SIZE OF THE BOARD

As of the date of this mailing, the Board consists of 11 directors. Following the Annual Meeting and assuming all nominated directors are elected, the Board will consist of 11 directors. Our Memorandum and Articles of Association provide that our Board must consist of a minimum of two directors. The exact number of directors will be determined from time to time by our full Board.

LEADERSHIP STRUCTURE

The Board, as part of its annual assessment of its leadership structure, continues to believe that it is in the best interest of the Company and its shareholders for Mr. Clark to serve as Chair of the Board and CEO, given his skills, experience and character. Mr. Clark has held the Chair position since 2022, which has served the Company well. As described in more detail in the “Compensation Discussion and Analysis”, in order to successfully transform our business to capitalize on the opportunities before it, and thereby increase shareholder value, the Board continues to believe that this leadership structure provides the Company with the right leadership and strategic vision. In addition, it is the Board’s view that the Company’s corporate governance principles, the quality, stature and substantive business knowledge of the members of the Board, as well as the Board’s culture of open communication with the CEO and senior management are conducive to Board effectiveness with a combined Chair and CEO position.

18 BOARD PRACTICES

In addition, the Board has a strong Lead Independent Director in Mr. Meister, who was selected in 2022 to serve in this role and will continue to serve following the Annual Meeting. As Lead Independent Director, Mr. Meister provides independent leadership and coordination among the directors, as well as a connection to the Company’s management team.

The Board has appointed its Lead Independent Director from among its independent directors. The Lead Independent Director coordinates the activities of all of the Board’s independent directors working with the Chair and CEO. The Lead Independent Director is the principal liaison with the Chair and CEO and ensures that the Board has an open, trustful relationship with the Company’s senior management team. In addition to the duties of all directors, as set forth in the Company’s Corporate Governance Guidelines, the specific responsibilities of the Lead Independent Director are as follows:

•
Presiding at meetings of the Board when the Executive Chair is not present, including executive sessions of the independent directors;
•
Serving as a liaison between the Executive Chair and the independent directors;
•
Working with the Executive Chair to (i) develop schedules and agendas for Board meetings to ensure that appropriate topics are covered at the right time and that the Board is given sufficient opportunity to discuss those topics, and (ii) ensure that outside of regularly scheduled meetings, the Board receives and has the opportunity to discuss appropriate information in a timely manner;
•
Leading the Board’s annual evaluation of the Executive Chair and CEO;
•
Having the authority to call meetings of the independent directors; and
•
If requested by major shareholders, ensuring that he or she is available to communicate with them, as appropriate.

DIRECTOR INDEPENDENCE

The Board believes that a substantial majority of its members should be independent, non-employee directors. Mr. Clark, our Chair and CEO, is the only non-independent director. The current non-employee directors of the Company are Håkan Agnevall, Nancy E. Cooper, Joseph L. Hooley, Vasumati P. Jakkal, Merit E. Janow, Sean O. Mahoney, Paul M. Meister, Robert K. Ortberg, Colin J. Parris, and Ana G. Pinczuk. The Board has determined that all of its non-employee directors meet the requirements for independence under the New York Stock Exchange (“NYSE”) listing standards. Furthermore, the Board limits membership on the Audit, Compensation and Human Resources, and Nominating and Governance Committees to independent directors.

AUDIT COMMITTEE FINANCIAL EXPERTS

The Board has determined that all of the members of the Audit Committee are financially literate and meet the independence rules required for Audit Committee members by the Securities and Exchange Commission (“SEC”). Ms. Cooper and Messrs. Hooley and Ortberg meet the qualifications of audit committee financial experts, as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

EVALUATION OF BOARD PERFORMANCE

The Board believes that a robust and constructive Board, committee and director performance evaluation process is an essential component of board effectiveness. The Board conducts a comprehensive evaluation process annually, overseen by the Nominating and Governance Committee, of its own performance, as well as the performance of each Committee and each director, as outlined below.

Each year, the Nominating and Governance Committee reviews the evaluation format and process. Each director is then asked to complete an anonymous evaluation of the Board and each Committee on which they serve. Evaluation topics include number and length of meetings, topics covered and materials provided, Committee structure and activities, Board composition and expertise, succession planning, director participation and interaction with management, and promotion of the Company’s values and ethical behavior.

Board and Committee evaluation results are compiled and summarized by the Corporate Secretary’s Office. Directors receive the summary results of these evaluations. Committee evaluation results are discussed by the applicable Committee, and Board evaluation results are discussed by the full Board. Our Board considers the results when making decisions on the structure of our Board and its Committees, agendas and meeting schedules for our Board and its Committees, and changes in the performance or functioning of our Board and identifies opportunities for improvement.

BOARD PRACTICES 19

The Board also conducts individual director assessments. The Lead Independent Director conducts individual interviews with each director to obtain his or her assessment of director performance, Board dynamics and the effectiveness of the Board and its Committees, and to provide feedback about that director’s performance. These discussions are designed to help assess the competencies and skills each director is expected to bring to the Board. These evaluations have consistently revealed that the Board and its Committees are operating effectively, while identifying opportunities to improve the way the Board and its Committees operate. As a result of the evaluations, the Board takes concrete steps to optimize Board and Committees effectiveness.

DIRECTOR Commitments Oversight

The Board believes that its members benefit from their service on other public company boards. The Board also believes it is critical that Directors and the Aptiv Board dedicate sufficient time to their service on Aptiv’s Board. To ensure the right balance, directors must notify the Chair of the Board sufficiently in advance of becoming a director of another public company to permit the Nominating and Governance Committee to evaluate the Director’s request before accepting an invitation to serve on another public company board. The Nominating and Governance Committee reviews and determines whether the position would affect the Director’s ability to serve on Aptiv's Board.

DIRECTOR SELECTION AND NOMINATIONS

DIRECTOR SELECTION AND Board Composition

The Nominating and Governance Committee recommends individuals for membership on the Board. The Nominating and Governance Committee considers a candidate’s character and expertise, performance, personal characteristics, diversity and professional responsibilities, and also reviews the composition of the Board relative to the long-term business strategy and the challenges and needs of the Board at that time. The Board is committed to searching for the best available candidates to fill vacancies and fully appreciates the value of diversity, viewed in its broadest sense, including experience, leadership qualities, education, gender, race, and ethnicity, when evaluating prospective candidates. The Nominating and Governance Committee uses the same selection process and criteria for evaluating all nominees.

Ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and effectively represent the long-term interests of shareholders, is a top priority of the Board and the Nominating and Governance Committee. The Board is strong in its collective knowledge and diversity of experiences in terms of accounting and finance, acquisitions, capital markets, management and leadership, vision and strategy, human capital management, operations and manufacturing, sales and marketing, business judgment, information systems and cybersecurity, software and technology, crisis management, risk assessment, industry knowledge, corporate governance, global policy and trade and global markets, among others.

The Board is designed to operate swiftly and effectively in making key decisions and when facing major challenges. Board meetings are conducted in an environment of trust and confidentiality, open dialogue, mutual respect and constructive commentary.

The Nominating and Governance Committee retains the services of independent executive search firms to help identify director prospects, perform candidate outreach, assist in reference and background checks, and provide other related services. In addition to using search firms, the Nominating and Governance Committee also receives candidate recommendations from members of the Board. The recruiting process typically involves contacting a prospect to gauge his or her interest and availability after which a candidate meets with several members of the Nominating and Governance Committee. References for the candidate are contacted and a background check is completed before a final recommendation is made to the Board to appoint a candidate to the Board.

SHAREHOLDER RECOMMENDATIONS AND NOMINATIONS

Shareholders holding at least 10% of the ordinary shares outstanding and who have the right to vote at general meetings of the Company may propose, and the Nominating and Governance Committee will consider, nominees for election to the Board at the next annual meeting by giving timely written notice to the Corporate Secretary at Aptiv PLC, Spitalstrasse 5, 8200 Schaffhausen, Switzerland. Any such notice must include the name of the nominee, a biographical sketch and resume, contact information and such other background materials as the Nominating and Governance Committee may request. Our Nominating and Governance Committee evaluates nominees recommended by shareholders in the same manner as it evaluates other nominees.

For a shareholder to make a formal nomination for election to our Board at an annual meeting, the shareholder must provide advance notice to the Company, in accordance with the procedures in our Memorandum and Articles of Association. Shareholders holding at least 10% of the ordinary shares outstanding and who have the right to vote at general meetings of the Company may formally propose nominees for election to the Board at the next annual meeting by giving timely written notice to the Corporate Secretary at Aptiv PLC, Spitalstrasse 5, 8200 Schaffhausen, Switzerland, which must be received at our principal executive offices no later than the close of business on March 10, 2027, and no earlier than November 30, 2026. The notice periods may change in accordance with the procedures set out in our Memorandum and Articles of Association. Any such notice must include all information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Regulation 14A under the Exchange Act and a written and signed consent of the proposed nominee to be named in the proxy statement as a nominee and to serve as a director.

20 BOARD PRACTICES

SKILLS AND EXPERIENCE OF OUR DIRECTOR NOMINEES

The table below summarizes some of the experience, qualifications, attributes and skills of our director nominees. This high-level summary is not intended to be an exhaustive list of each of our director nominee’s skills or contributions to the Board; we look to directors to be knowledgeable in these areas as it relates to Aptiv. We have identified below the areas in which each director has specific expertise or prominence that he or she brings to the Board. In addition, five of our eleven director nominees are female and/or racially/ethnically diverse. Further information on each director nominee, including some of each of their specific experience, qualifications, attributes or skills is set forth in the biographies in “Election of Directors” above.

SKILLS MATRIX

SENIOR EXECUTIVE LEADERSHIP FINANCE HUMAN CAPITAL MANAGEMENT INFORMATION SYSTEMS/CYBERSECURITY	OPERATIONS AND MANUFACTURING SALES AND MARKETING SOFTWARE AND TECHNOLOGY GLOBAL POLICY AND TRADE

DIRECTOR RETIREMENT

Our Corporate Governance Guidelines provide that the retirement age for directors is 75, unless waived by the Board. No director who is or would be over 75 at the expiration of his or her current term may be nominated to a new term, unless the Board waives the retirement age for the director. Once granted, such waiver must be reviewed and, if appropriate, renewed annually.

Our Corporate Governance Guidelines also provide that non-employee directors who significantly change their primary employment during their tenure as Board members must offer to tender their resignation to the Nominating and Governance Committee. The Nominating and Governance Committee will evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to any action to be taken with respect to such offer.

BOARD PRACTICES 21

BOARD REFRESHMENT

We believe that Board refreshment is critical as the industries we operate in change and the Company’s business strategy evolves. Håkan Agnevall, a director nominee appointed to the Board in 2025, was identified as a potential candidate to serve on our Board by a third-party search firm. In the last five years, we have added three new independent directors, providing leadership in a variety of areas of importance to Aptiv. At the same time, we believe that we benefit from having seasoned directors on our Board who are well-versed in the Company’s business and help facilitate the transfer of institutional knowledge. We believe the average tenure for our independent directors of approximately seven years reflects the balance the Board seeks between different perspectives brought by long-serving and new directors.

EXECUTIVE SESSIONS

Independent directors meet in executive session each Board meeting, without the CEO or any other employees in attendance. The Lead Independent Director presides over each executive session of the Board. Each Committee meeting also includes an executive session at which Committee members meet without the CEO or any other employees in attendance.

BOARD’S ROLE IN RISK OVERSIGHT

At Aptiv, we always strive to do the right thing, the right way. Our long-term success depends on ensuring that we demonstrate the highest ethical standards in everything we do, everywhere we operate. We believe an effective risk oversight and compliance program is critical to a company’s long-term success and future growth. The Board takes an active role in risk oversight related to the Company, both as a full Board and through its Committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its duties as described in its charter and as set forth below. While the Company’s management is responsible for day-to-day management of the various risks facing the Company, including those set forth below, the Board is responsible for monitoring management’s actions and decisions.

As part of the Board’s risk oversight, it reviews with the Company its risk management program, including initiatives targeted to address certain identified risks relevant to the business, such as: supply chain resiliency, geopolitical issues, inflation and macroeconomics, talent, and cybersecurity. To aid in its oversight, the Board receives regular updates and reviews from both internal Aptiv and external experts on issues of importance to the Company, and relies on the Committees to provide oversight of risks within their respective charters and to report to the Board on the management of those risks.

Role of the Audit Committee: The Audit Committee reviews our guidelines and policies with respect to risk assessment and management and our major financial and information technology risk exposures, including internal controls, disclosure, litigation, compliance and enterprise cybersecurity, along with the monitoring and mitigation of these exposures. On a regular basis, the Audit Committee reviews the Company’s enterprise risk management program.

Role of the Compensation and Human Resources Committee: The Compensation and Human Resources Committee reviews and discusses with management, management’s assessment of certain risks, including whether there are any risks arising from the Company’s compensation programs, as well as risks related to employee retention and talent development.

Role of the Finance Committee: The Finance Committee reviews and discusses with management financial-related risks facing the Company, including foreign exchange, capital allocation, treasury and liquidity-related risks, major acquisitions, and the Company’s tax planning.

Role of the Innovation and Technology Committee: The Innovation and Technology Committee reviews and validates our technology and product roadmap risks and discusses these risks with management, along with product cyber risks, and risks related to engineering talent retention and development.

22 BOARD PRACTICES

Role of the Nominating and Governance Committee: The Nominating and Governance Committee evaluates the overall effectiveness of the Board and its Committees, including the Board’s focus on the most critical issues and risks. As part of its delegated authority to oversee Aptiv’s sustainability program, the Nominating and Governance Committee ensures that Aptiv is implementing the right strategy to assess and address evolving sustainability risks, including climate risks.

BOARD’S ROLE IN SUSTAINABILITY OVERSIGHT

As a global company, we understand how interconnected the world is, and how our commitment to environmental and social responsibility — and our commitment to always do the right thing, the right way — is directly connected to our success.

Sustainability at Aptiv is driven from the top by our Board and CEO and is embedded at every level of Aptiv. The Board has delegated to the Nominating and Governance Committee oversight of management’s handling of Aptiv’s sustainability risks, policies, strategies and programs, as set forth in the Nominating and Governance Committee Charter. In addition, the Nominating and Governance Committee reviews the goals the Company establishes with respect to sustainability matters and its progress against those goals, as well as the Company’s Sustainability Report available on our website at aptiv.com by clicking on the tab “About”, then the heading “Sustainability”. The Nominating and Governance Committee ensures that the other Committees of the Board, as appropriate, receive updates relevant to their continuing oversight on specific sustainability topics that otherwise fall within the charter of those Committees, as shown below.

GOVERNANCE PRINCIPLES

The Board has adopted Corporate Governance Guidelines, which set forth the corporate governance practices for Aptiv. The Corporate Governance Guidelines are available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”.

CODE OF CONDUCT

The Company has adopted a Code of Conduct, which applies to all employees and directors, including the principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Conduct is available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Code of Conduct”.

Copies of our Code of Conduct are also available to any shareholder who submits a request to the Corporate Secretary at Aptiv PLC, Spitalstrasse 5, 8200 Schaffhausen, Switzerland, or by email at corporatesecretary@aptiv.com. We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K by posting on our website any amendments to, or waivers from, a provision of our Code of Conduct that applies to our directors or officers.

INSIDER TRADING POLICY

We have adopted Insider Trading Policies and Procedures governing the purchase, sale and/or other dispositions of our securities by our directors, officers, and employees. We believe that our Insider Trading Policies and Procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. A copy of our Insider Trading Policies and Procedures are filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

BOARD PRACTICES 23

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Anyone who wishes to communicate with the Board or any individual member of the Board (or independent directors as a group) may do so by sending an email to corporatesecretary@aptiv.com or a letter addressed to the director or directors in care of the Corporate Secretary at Aptiv PLC, Spitalstrasse 5, 8200 Schaffhausen, Switzerland. All correspondence, other than items such as junk mail and mail that are unrelated to a director’s duties and responsibilities, will be forwarded to the appropriate director or directors.

24 BOARD AND COMMITTEE MEETINGS

Board and Committee Meetings

During 2025, the Board held 10 meetings. All of our directors attended at least 75% of the Board and Committee meetings on which they serve. In addition, all directors are expected to attend the Annual Meeting, and in 2025, all directors attended the Annual Meeting.

Board Committees

Our Board has the following five committees: Audit; Compensation and Human Resources; Finance; Innovation and Technology (ITC); and Nominating and Governance (Nom Gov). Committee charters are available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”. Committee membership as of the date of this Proxy Statement is set forth below:

Board Committees
Name	Audit	Compensation	Finance	ITC	Nom Gov
Kevin P. Clark
Håkan Agnevall
Nancy E. Cooper	C				X
Joseph L. Hooley	X	C
Vasumati P. Jakkal				X
Merit E. Janow		X			X
Sean O. Mahoney			C		X
Paul M. Meister		X	X		C
Robert K. Ortberg	X			X
Colin J. Parris	X			C
Ana G. Pinczuk			X	X

“C” = Chair of Committee

“X” = Member of Committee

Mr. Agnevall joined the Board in December 2025 and was not assigned to any committees in 2025.

BOARD AND COMMITTEE MEETINGS 25

Committee	Primary Responsibilities	Number of Meetings in 2025
Audit	Responsible for the engagement of the registered independent public accounting firm and the review of the scope of the audit to be undertaken by the registered independent public accounting firm. Responsible for oversight of the adequacy of our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. Responsible for oversight of risk-related matters broadly, including the Company’s enterprise risk management program, compliance program and cybersecurity.	5
Compensation and Human Resources	Responsible for the oversight of the Company’s compensation philosophy and reviews and approves compensation for executive officers (including cash compensation, equity incentives and benefits). Responsible for oversight of human capital management, including succession planning.	5
Finance	Responsible for oversight of corporate finance matters, including capital structure, financing transactions, acquisitions and divestitures, minority investments, share repurchase and dividend programs, employee retirement plans, interest rate policies, commodity and currency hedging, tax strategy and the annual business plan, including review of capital expenditures and restructurings.	6
Innovation and Technology	Responsible for oversight of the Company’s technology roadmaps and the technology landscape, product cybersecurity and assessing the overall skill set of the engineering organization.	5
Nominating and Governance	Responsible for reviewing, recommending and overseeing policies and procedures relating to director and board committee nominations and corporate governance policies, conducting director searches, overseeing board and committee self-evaluations and overseeing management’s handling of sustainability matters of importance to the Company, including risks, policies, strategies and programs.	5

26 DIRECTOR COMPENSATION

Director Compensation

BOARD COMPENSATION

Our directors (other than Mr. Clark, who does not receive additional compensation for his Board service) received the following annual compensation for service in 2025, which is paid in cash and time-based restricted stock units (“RSUs”). For 2025, each non-employee director was entitled to receive annual compensation in the amount of $300,000. In addition, the Lead Independent Director was entitled to receive additional annual compensation of $50,000. Also, Chairs of our Board Committees received the following additional annual compensation:

Committee	Additional Annual Compensation ($)

Audit	30,000
Compensation and Human Resources	25,000
Finance	20,000
Innovation and Technology	20,000
Nominating and Governance	20,000

Each director may elect, on an annual basis, to receive 60%, 80% or 100% of his or her compensation in RSUs, with the remainder paid in cash.

An annual grant of RSUs is made on the day of the Annual Meeting, which vests on the day before the next annual meeting. Cash compensation is paid quarterly. Any director who joins the Board, other than in connection with the Annual Meeting, will receive prorated cash compensation and a prorated grant of RSUs, based on the date the director joins the Board. These RSUs vest on the day before the next annual meeting.

The table below shows cash and equity compensation paid to each member of the Board in 2025:

2025 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Håkan Agnevall	—	75,015	75,015
Nancy E. Cooper	132,000	198,047	330,047
Joseph L. Hooley	—	325,031	325,031
Vasumati P. Jakkal	60,000	240,002	300,002
Merit E. Janow	120,000	180,028	300,028
Sean O. Mahoney	128,000	192,023	320,023
Paul M. Meister	—	370,025	370,025
Robert K. Ortberg	120,000	180,028	300,028
Colin J. Parris	128,000	192,023	320,023
Ana G. Pinczuk	90,000	180,028	270,028

(1)
Reflects the grant date fair value of the equity awards granted to directors on April 23, 2025, which was the date of grant for all directors, other than Mr. Agnevall, who joined the Aptiv Board on December 10, 2025. The values set forth in the table were determined in accordance with FASB ASC Topic 718. For assumptions used in determining the fair value of the awards, see Note 21. Share-Based Compensation to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. As of December 31, 2025, all outstanding Aptiv RSU awards held by our directors were unvested; they vest in full on April 28, 2026. The year-end RSU balances for our directors are:

DIRECTOR COMPENSATION 27

Name	Unvested RSUs 12/31/2025 (#)

Håkan Agnevall	955
Nancy E. Cooper	3,715
Joseph L. Hooley	6,097
Vasumati P. Jakkal	4,502
Merit E. Janow	3,377
Sean O. Mahoney	3,602
Paul M. Meister	6,941
Robert K. Ortberg	3,377
Colin J. Parris	3,602
Ana G. Pinczuk	3,377

STOCK OWNERSHIP GUIDELINES

The Board believes that each director should hold a meaningful equity position in the Company, and it has established equity holding requirements for our non-employee directors. The holding requirement for each non-employee director is $600,000 in Aptiv shares, which equals five times the maximum cash retainer a director can select. Each new director has up to five years from his or her date of appointment to fulfill this holding requirement. As of the 2025 measurement of ownership, all non-employee directors, except for Mr. Agnevall who joined the Board in December 2025, were at or above the ownership requirement.

28 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

A Note from the Chair of the Compensation and Human Resources Committee

Dear Fellow Shareholders,

On behalf of the Compensation and Human Resources Committee (the “Compensation Committee”), thank you for your investment in Aptiv. Our mandate is to ensure Aptiv's executive compensation drives long-term value creation and remain aligned with shareholder interests. Below is a summary of how we fulfilled that responsibility.

Pay Outcomes Aligned with Performance

Aptiv delivered strong financial, operational, and strategic results. The Compensation Committee decisions regarding incentive funding reflected this performance: revenue and operating income exceeded target, amid challenging trade conditions. Based on this performance, the Compensation Committee approved annual incentive award payouts for the Named Executive Officers that ranged from 97% to 108% of target.

Our long-term incentive program similarly ties realized compensation to multi-year results and weighs performance-based equity as the largest component of executive pay. This design ensures that compensation is consistent with shareholder returns as demonstrated in the CEO’s realized pay for 2025, which reflects strong operational performance tempered by the more modest stock price performance over the measurement period.

Aligning Incentives with Strategic Evolution

Aptiv’s transformation into a diversified industrial technology company requires compensation programs that reinforce strategic priorities. The Compensation Committee made targeted design changes to both annual and long-term incentive plans to reflect the business transformation.

Within the Annual Incentive Plan (AIP), we replaced Cash Flow and Growth over Market with Revenue, while retaining Operating Income, and strategic performance measures to simplify and sharpen accountability.

In our Performance-Restricted Stock Unit program, we added Software and Adjacent Markets revenue as a weighted measure, directly tying long-term compensation to the growth objectives that will drive sustainable competitive advantage.

Governance Discipline

The Compensation Committee made no changes that reduce the performance rigor in the plans or increase compensation risk. We maintain robust governance practices including stock ownership guidelines, capped incentive opportunities, regulatory-aligned clawback provisions, and engagement with an independent compensation consultant. Shareholder feedback continues to inform our decisions.

Looking Ahead

The Compensation Committee is confident that the 2025 executive compensation outcomes appropriately reflected performance, maintained disciplined oversight, and aligned with shareholder interests. We encourage shareholders to review the full Compensation Discussion and Analysis when casting their advisory vote on executive compensation.

Sincerely,

Joseph L. Hooley Chair of the Compensation and Human Resources Committee

COMPENSATION DISCUSSION AND ANALYSIS 29

OVERVIEW

The Compensation Committee, which is composed entirely of independent directors, sets the Company’s executive compensation philosophy and reviews and approves compensation for executive officers, in consultation with the Compensation Committee’s independent executive compensation consultant.

In this section, we describe and analyze:

(1)
the material components of our executive compensation programs for the “named executive officers” or “NEOs”;
(2)
the material compensation decisions the Compensation Committee made for 2025; and
(3)
the key factors considered in making those decisions, including Company performance.

2025 YEAR IN REVIEW

Company Financial and Business Performance Highlights. Our 2025 performance reflects our solid execution and cost reduction initiatives, despite the global inflationary environment and evolving geopolitical issues, including global trade impacts from tariffs. Our recent financial and business achievements include the following:

•
Generated new business awards of approximately $27 billion, based on expected volumes and prices over program lifetime, validating our industry-leading portfolio of advanced technologies tied to the secular growth drivers across industries;
•
Drove more than 75% of new business awards in China with local OEM customers;
•
Delivered record revenue, with strong revenue growth over the prior year despite the dynamic vehicle production environment, helped by strong growth in other industrial end markets;
•
Generated cash flow from operations of $2.2 billion and delivered $1.2 billion of operating income (record adjusted operating income of $2.5 billion), demonstrating strong operating execution in the face of continuing material and labor cost inflation;
•
Delivered operating income margin of 5.8% (adjusted operating income margin of 12.1%), driven by strong operating performance and cost reduction initiatives;
•
Repurchased 22.8 million shares with a value of $1.5 billion, including incremental share deliveries under the terms of the Company’s accelerated share repurchase program;
•
Further enhanced our capital structure and increased our financial flexibility;
•
Deployed capital to repurchase $300 million aggregate principal amount of certain senior notes and repaid the outstanding principal balance of $250 million on the Term Loan A;
•
Extended the maturity of our existing Credit Agreement to March 2030;
•
Established ecosystem partnerships with leading technology companies to enable us to commercialize our intelligent edge portfolio, including with ServiceNow, Capgemini, Robust.AI, Vecna Robotics, Nota AI, SiMa.ai, DEEPX and others;
•
Continued our relentless focus on cost structure and operational optimization;
•
Maximized our operational flexibility with approximately 97% of our hourly workforce based in best cost countries, and approximately 31% of our hourly workforce composed of contingent employees; and
•
Fully prepared our EDS business, including the leadership team, for separation into an independent, publicly traded company, and remain on-track to complete the separation by April 1, 2026.

30 COMPENSATION DISCUSSION AND ANALYSIS

Our strong strategic, operational and financial performance over time is reflected in our results shown below.

* Return on net assets in 2025 includes the impacts of a non-cash, pre-tax goodwill impairment charge of $648 million, an increase to valuation allowances of $294 million on deferred tax assets impacted by the OECD Administrative Guidance issued in the first quarter of 2025 and tax accruals associated with the separation of our EDS business. Excluding these impacts, return on net assets was 22.3% in 2025. Return on net assets in 2023 includes the impacts of the $2.1 billion deferred tax benefit recognized from the Company’s initiation of changes to its corporate entity structure, including intercompany transfers of intellectual property and other related transactions. Excluding the impacts of these transactions, return on net assets was 21.8% in 2023. Amounts reported above include the unfavorable impacts of tariffs, foreign exchange and commodities, and semiconductor inventory. The total impact of these items was 3.7%, 0.3% and 2.6% for the years ended December 31, 2025, 2024 and 2023, respectively.

Metric Definitions. In accordance with SEC Guidance, below are definitions of the financial metrics presented above:

•
Adjusted Net Income represents net income attributable to Aptiv before amortization, restructuring and other special items, including the tax impact thereon.
•
Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items.
•
Return on Net Assets is defined as tax-affected operating income (net income before interest expense, other income (expense), net income tax expense (benefit), equity income (loss) net of tax and gains (losses) on equity method transactions), divided by average net working capital plus average net property, plant and equipment, measured each calendar year; not adjusted for restructuring expenses that are expected to provide future benefit to the Company.

Appendix A contains a reconciliation of each non-GAAP metric presented above to U.S. GAAP financial measures.

COMPENSATION DISCUSSION AND ANALYSIS 31

OUR NAMED EXECUTIVE OFFICERS

For fiscal year 2025, the NEOs were:

Kevin P. Clark	Chair and CEO
Varun Laroyia	Executive Vice President and CFO
Javed A. Khan	Executive Vice President and President, Software and AS&UX
Joseph T. Liotine*	Executive Vice President and President, EDS
Joseph R. Massaro	Vice Chair and President, ECG

* In connection with the Separation, Mr. Liotine has been named CEO of Versigent.

COMPENSATION GOVERNANCE AND ALIGNMENT WITH SHAREHOLDERS

Aptiv’s executive compensation program is designed to attract, retain and motivate leaders who successfully execute our business strategies and create value for shareholders. Our program seeks to balance achievement of targeted near-term results with building shareholder value through sustained long-term performance. Our focus on pay-for-performance and corporate governance aims to achieve alignment with the interests of our shareholders, as highlighted below:

Pay for Performance	More Information On Page

92% of 2025 total target annual compensation for the CEO is at risk and 80% is granted in equity; on average, 86% of 2025 total target annual compensation for the other NEOs is at risk and 68% is granted in equity.	35

We use a structured goal-setting process for performance incentives, with multiple levels of review including the Compensation Committee, its consultant and senior management.	36

NEOs’ annual incentives are typically based on achievement of multi-faceted financial and strategic annual performance goals.	38

60% of the NEOs’ annual long-term incentive compensation consists of performance-based RSUs, which deliver value based on achievement of multi-year financial and relative TSR goals.	39

We review and analyze our pay-for-performance alignment on an annual basis, both in absolute terms and relative to our peer group.	—

Compensation Governance	More Information On Page

We actively engage with our shareholders to discuss governance and executive compensation matters.	32

We maintain reasonable severance benefits in line with market practices, including double-trigger change in control provisions.	42

We maintain market-aligned stock ownership guidelines for our NEOs.	43

We maintain insider trading, comprehensive clawback, anti-hedging and anti-pledging policies.	44

We offer no excise tax gross-ups to our NEOs.	44

Our Compensation Committee utilizes an independent compensation consultant.	44

We annually review our compensation programs to ensure they do not create risks that are reasonably likely to have a material adverse effect on Aptiv.	45

32 COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PHILOSOPHY AND STRATEGY

General Philosophy in Establishing and Making Pay Decisions. Our executive compensation programs reflect our pay-for-performance philosophy and encourage executives to make sound decisions that drive short- and long-term value creation benefiting our customers, shareholders, and other stakeholders. The Compensation Committee utilizes a combination of fixed and variable pay elements in order to achieve the following objectives:

•
Emphasize a pay-for-performance culture by linking incentive compensation to defined short- and long-term performance goals;
•
Attract, retain and motivate key executives by providing competitive total compensation opportunities; and
•
Align executive and investor interests by establishing market- and investor-relevant metrics that drive shareholder value creation.

Given the on-going transformation of our Company, we seek talent across a broad range of industries. Our goal for target total direct compensation (base salary, short- and long-term incentives) for our officers, including the NEOs, is to provide market competitive compensation that allows us to attract and retain the best global talent. Compensation for individual roles is based on a review of market data and multiple factors, including each executive’s role and responsibilities, the individual’s performance over time, the experience and critical skills the individual may bring to the role with Aptiv, and talent market dynamics.

2025 Say-on-Pay. At our 2025 Annual Meeting, we received support from approximately 90% of votes cast for our NEOs' compensation. Management and the Compensation Committee closely reviewed our shareholders’ 2025 Say-on-Pay vote and believe it indicates support for the Company’s executive compensation program and pay-for-performance philosophy. Based on this support, as well as the feedback we have heard through our shareholder engagement efforts, the Compensation Committee has maintained the overall pay-for-performance philosophy, compensation objectives and governing principles it has used in recent years when making decisions or adopting policies regarding executive compensation.

2025 Shareholder Engagement. Aptiv is committed to regular, proactive engagement, communication, and transparency with shareholders, which enables the Company to better understand shareholders’ perspectives about Aptiv and the market generally.

Members of management continued to have regular and extensive interaction with our investors throughout the year to discuss our businesses, technologies, end markets, financial results, operational execution and our sustainability efforts at numerous conferences and roadshows, in addition to Company-hosted events and quarterly conference calls. In particular, in 2025, the Company had more than 300 engagements with investors through conference calls, investor conferences, and marketing/non-deal roadshows, as well as hosted an Investor Day for the investment community. We have also shared financial and sustainability information relevant to our shareholders through our Sustainability Report, our Investor Relations website, our Annual Report and this Proxy Statement.

In addition, as part of our formal outreach program, we extended the opportunity to our top 10 shareholders representing approximately 40% of our then-outstanding shares, to meet with our Chief Legal Officer, Chief People Officer and VP Investor Relations in January 2026. In these shareholder meetings, topics discussed included Aptiv’s Sustainability Report and progress across the pillars of the sustainability program, corporate governance matters, including those related to the Board and responsible use of AI, and people-related topics, such as talent development, retention, incentives and other compensation topics. The Board and management appreciated the constructive and positive input received from shareholders on all topics, which has continued to give us valuable insight into our shareholders’ priorities. We have and will continue to incorporate shareholder feedback into our practices.

2025 Peer Group Analysis. We use a group of peer companies to compare NEO compensation to market. The Compensation Committee reviews and approves the composition of our peer group on an annual basis, with input from its independent compensation consultant and management.

COMPENSATION DISCUSSION AND ANALYSIS 33

Aptiv’s 2025 peer group (referenced for purposes of establishing 2025 target compensation decisions) consisted of the following companies, whose aggregate profile was comparable to Aptiv in terms of size, industry, global reach, operating characteristics and competition for executive talent.

Adobe Inc.	Johnson Controls International plc
Amphenol Corporation	Lear Corporation
Corning Incorporated	PayPal Holdings, Inc.
Cummins, Inc.	Rockwell Automation, Inc.
Eaton Corporation plc	Salesforce, Inc.
Emerson Electric Co.	TE Connectivity Ltd.
Fortive Corporation	Textron Inc.
Honeywell International Inc.	Trane Technologies PLC
Illinois Tool Works, Inc.	Uber Technologies, Inc.

Aptiv's overall compensation philosophy is to position target total compensation within a reasonable range of market, with the ability to differentiate based on individual attributes. While pay positioning of target compensation versus market varies among our NEOs, executive pay packages that are at a premium to market reflect the competitive landscape in the sectors from which we seek industry leaders with the requisite experience to drive our business. Furthermore, the Compensation Committee believes that our highly performance-based incentive programs create strong alignment between compensation and shareholder value and results in appropriate pay outcomes on a realized basis.

34 COMPENSATION DISCUSSION AND ANALYSIS

2025 COMPENSATION PROGRAM OVERVIEW

Each year, we perform a comprehensive review of our business plan to identify strategic initiatives that should be linked to executive compensation. We also assess the level of risk in our Company-wide compensation programs to ensure that they do not encourage excessive risk-taking that could be reasonably likely to have a material adverse effect on Aptiv.

The following table outlines the primary elements of executive compensation for the NEOs for 2025 and indicates how these elements relate to our key strategic objectives:

Element	Key Features	Relationship to Strategic Objectives

Annual Base Salary	• Commensurate with job responsibilities, individual performance, capabilities, market competitiveness and talent market dynamics • Annual review	• Attract and retain executives by providing market-competitive fixed compensation

Annual Incentive Plan Awards
•
Compensation Committee approves an incentive design for the annual performance period to include financial, operational and strategic metrics with pre-established goals and objectives
•
Target award opportunity based upon job responsibilities, market competitiveness and talent market dynamics
•
Payouts can range from 0% to 200% of target and are determined by achievement of pre-established financial goals and strategic objectives

•
Pay-for-performance and encourages accountability by rewarding achievement of annual financial, operational and strategic objectives
•
Align executive and shareholder interests
•
Drive our current and future platforms and Aptiv’s sustainability, talent and operational commitments through strategic goals
•
Attract, retain and motivate executives with market-competitive incentive compensation opportunities

Long-Term Incentive Plan Awards
•
Target award granted commensurate with job responsibilities, individual performance, market competitiveness and talent market dynamics
•
Performance-based RSU awards (60% of LTI) are earned based upon achievement of Company performance goals, including multi-year financial targets and relative TSR
•
Time-based RSU awards (40% of LTI) vest over time, generally three years

•
Drive pay-for-performance and encourages accountability by rewarding achievement of long-term objectives
•
Align executive and shareholder interests
•
Attract, retain and motivate executives with market-competitive incentive compensation opportunities
•
Utilize multi-year vesting and performance periods and multiple metrics aligned to long-term shareholder value creation, including stock price performance, providing a multi-dimensional assessment of performance

Retirement Programs
•
Qualified defined contribution plan available to all U.S. salaried employees, including NEOs
•
Non-qualified defined contribution plan available to eligible U.S. employees, including NEOs, that allows for contributions that exceed statutory limits under our qualified defined contribution plan
• Attract and retain executives with market-competitive wealth accumulation opportunities

COMPENSATION DISCUSSION AND ANALYSIS 35

CEO
8%
12%
80%
92%
AT-RISK
Other NEOs
14%
18%
68%
86%
AT-RISK
Base
AIP
LTI

2025 TARGET ANNUAL TOTAL DIRECT COMPENSATION MIX FOR CEO AND OTHER NEOs

Base salary and annual and long-term incentive award opportunities (all as more fully described above and below) are the elements of our NEOs’ total direct compensation. A majority of each NEO’s total direct compensation opportunity is comprised of performance-based (“at-risk”) pay, in line with the Company’s compensation philosophy.

36 COMPENSATION DISCUSSION AND ANALYSIS

2025 NEO Target Total Direct Compensation Opportunities

The following table depicts 2025 annual target total direct compensation opportunities for the NEOs. This table reflects base salary, plus annual and long-term incentive plan target award values, and therefore uses different valuation methodologies from those required for purposes of the “2025 Summary Compensation Table” under applicable SEC rules. Further, this table does not include information regarding changes in non-qualified deferred compensation earnings, information regarding all other compensation or certain additional footnote disclosure, each as required to be presented in the “2025 Summary Compensation Table” under the rules of the SEC. As such, this table should not be viewed as a substitute for the “2025 Summary Compensation Table”.

Name	Annual Base Salary ($)	Annual Incentive Target Award ($)	Long-Term Incentive Plan Target Annual Award ($)	Target Total Direct Compensation ($)

Kevin P. Clark Chair and CEO	1,462,272	2,193,408	14,500,000	18,155,680

Varun Laroyia Executive Vice President and CFO	850,000	850,000	4,050,000	5,750,000

Javed A. Khan Executive Vice President and President, Software and AS&UX	900,000	1,215,000	4,100,000	6,215,000

Joseph T. Liotine Executive Vice President and President, EDS	900,000	1,125,000	4,300,000	6,325,000

Joseph R. Massaro Vice Chair and President, ECG	1,305,000	1,761,750	6,250,000	9,316,750

2025 ANNUAL COMPENSATION DETERMINATION

Individual base salaries and annual incentive targets for the NEOs are established based on the scope of each NEO’s responsibilities, individual performance, capabilities, market pay data and talent market dynamics.

2025 Base Salaries. Base salary is intended to be commensurate with each NEO’s responsibilities, individual performance and capabilities. Our practice is to make periodic adjustments to base salary, although we review compensation competitiveness annually. During 2025, the Compensation Committee approved a 2.4% base salary increase for Mr. Massaro as a result of the Compensation Committee's annual market assessment.

2025 Annual Incentive Plan Awards. Our Annual Incentive Plan is designed to motivate our NEOs to drive earnings, profitable growth and our strategic priorities, all of which are key indicators of success for the Company.

The Compensation Committee, working with management and its independent compensation consultant, sets the performance metrics and objectives based on Aptiv’s annual business objectives. For 2025, the Compensation Committee approved the following performance metrics for the Annual Incentive Plan:

Performance Metric	Weighting	Rationale

Revenue(1)	35%	Revenue provides a measure of gross sales proceeds generated by the business and serves as an indicator of the scale and growth of our operations

Adjusted Operating Income (OI)(2)	35%	OI provides a measure of our income realized from business operations and serves as an indicator of our overall financial performance

Strategic Results Metric	30%	The Strategic Results Metric is intended to align organizational focus and reinforce the importance of making progress on strategic goals that drive long-term value creation

(1)
Revenue represents GAAP revenue adjusted at measurement for the impact of foreign exchange, commodities, acquisitions and divestitures.
(2)
OI represents net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. See Appendix A for further details.

COMPENSATION DISCUSSION AND ANALYSIS 37

Design Changes from 2024 Annual Incentive Plan. For 2025, the Compensation Committee approved the following design changes to the Annual Incentive Plan (from the 2024 program):

•
To align with our long-term business plan and create greater focus, we replaced Cash Flow Before Financing and Growth Over Market with Revenue as a performance metric. This also reduced the number of metrics in the plan and eliminated overlap between the annual and long-term incentive plans; and
•
To sharpen the focus on profitability and key initiatives that drive ongoing transformation, the overall weighting of OI and Strategic Results Metric increased from 30% to 35% and 25% to 30%, respectively. The majority of our Annual Incentive Plan continues to focus on financial performance outcomes.

Financial Performance Objectives (70% Weighting). For 2025, the Compensation Committee approved the two financial performance metrics described in the table above which were collectively weighted at 70%.

Performance Goal Setting. The Revenue and OI goals and the award payout levels related to the achievement of those goals are measured on a performance scale set by the Compensation Committee. Performance below the minimum threshold for a metric would result in no payout for that metric, and performance above the maximum level for a metric would be capped at a maximum total payout of 200% of target with respect to that metric.

The Compensation Committee consistently sets performance targets that are rigorous and aligned with Aptiv’s goal planning process and commitments to operational excellence. Our Annual Incentive Plan target goals, approved by the Compensation Committee, are generally established to reflect our focus on growth over prior year actual outcomes and above market growth in the performance period. Aptiv’s targeted levels of performance continue to reflect rigorous hurdles taking into account the challenging macroeconomic outlook and consistent with our goal of delivering exceptional operational performance. In addition, for our business segment leaders, the Compensation Committee approves segment-specific financial performance targets to further enhance pay and performance alignment for the respective segment leaders.

38 COMPENSATION DISCUSSION AND ANALYSIS

For 2025, each NEO's award was designed to payout as follows:

•
For Messrs. Clark and Laroyia, enterprise-wide ("Total Aptiv") performance metrics were weighted 100% of the overall financial weighting, reflecting their broad enterprise-level responsibilities; and
•
For Messrs. Khan, Liotine, and Massaro, Total Aptiv performance metrics were weighted 40% and their respective segment's performance metrics (excluding China performance) were weighted 60%.

The 2025 financial performance goals and results by metric were:

Performance Metric	Total Aptiv/ Segment	Threshold 25% Payout	Target 100% Payout	Maximum 200% Payout	Payout
Revenue*	Total Aptiv	Actual: $20,051M			109%

		$17,255M	$19,831M	$21,315M
	AS&UX	Actual: $5,306M			90%

		$4,687M	$5,404M	$5,790M
	ECG	Actual: $4,895M			94%

		$4,372M	$4,942M	$5,400M
	EDS	Actual: $6,334M			128%

		$5,356M	$6,175M	$6,616M
Adjusted Operating Income (OI)*	Total Aptiv		Actual: $2,396M		114%

		$1,464M	$2,294M	$2,807M
	AS&UX		Actual: $771M		99%

		$488M	$773M	$936M
	ECG	Actual: $828M			92%

		$573M	$860M	$1,098M
	EDS		Actual: $513M		111%

		$315M	$499M	$604M
Financial Payout (% of Target)	Total Aptiv				112%
	AS&UX				101%
	ECG				100%
	EDS				116%

* Revenue calculated results under the Annual Incentive Plan were adjusted to remove the impact of foreign exchange and commodities. For purposes of the OI calculated results under the Annual Incentive Plan, the results shown in Appendix A were adjusted to remove the impact of M&A activity.

Strategic Results Metric (30% Weighting). For 2025, the Compensation Committee approved that achievement on our strategic initiatives would constitute a 30% weighted metric ("Strategic Results Metric") to reinforce the importance of making significant progress on our strategic goals in the overall execution of our business strategy and shareholder value creation. The strategic goals under the Strategic Results Metric fall under the following three pillars - Business Foundation, Current Platforms and Future Platforms - and align with our broader strategic framework, including our sustainability program, and are intended to align focus across the organization on specific goals that drive long-term value creation. Aptiv’s strategic goals are reviewed with the same rigor and processes as the quantitative goal-setting described above, because these strategic goals are important to our ability to drive shareholder value creation.

Based on its holistic evaluation of our performance against our strategic goals, the Compensation Committee approved that a payout factor of 90% of target reflected the progress made in 2025 in relation to our Strategic Results Metric, as set forth in more detail below. The following table reflects qualitative results achieved and support the payout factor. While meaningful progress was made, our payout factor reflects that we did not meet all our expectations.

COMPENSATION DISCUSSION AND ANALYSIS 39

2025 Strategic Results Metrics
BusineSS Foundation
•
Executed on our plan to separate Aptiv into two independent public companies by the end of the first quarter of 2026.
•
Implemented cost optimization initiatives that offset foreign exchange, commodity and tariff headwinds.
•
Achieved 2025 sustainability targets across people, platform, product, and planet pillars.

Current Platforms
• Drove diversified growth, with non-automotive performance near plan and software bookings more than doubling year over year. • Strengthened customer and market mix as reflected in new business awards.
Future Platforms
• Made strong progress accelerating the sale of software and services products across end markets.
Strategic Results Metric (% of Target)	90%

2025 Annual Incentive Plan Payouts. The 2025 Annual Incentive Plan payouts for our NEOs were based 70% on financial performance and 30% on strategic goals. Based on the results described above, the Compensation Committee approved the following 2025 Annual Incentive Plan payouts for the NEOs:

Name	Target Award ($)(1)	Financial Payout Factor 70% Weighting (%)	Strategic Results Metric Payout Factor 30% Weighting (%)	Total Incentive Award Payout Factor (%)	Payout ($)

Kevin P. Clark	2,193,408	112	90	105	2,303,078

Varun Laroyia	850,000	112	90	105	892,500

Javed A. Khan	1,215,000	101	90	98	1,190,700

Joseph T. Liotine	1,125,000	116	90	108	1,215,000

Joseph R. Massaro	1,761,750	100	90	97	1,708,898

2025 LONG-TERM INCENTIVE COMPENSATION

LTI Vehicles and Mix. Aptiv’s Long-Term Incentive Plan is designed to reward performance on long-term strategic metrics and to attract, retain and motivate participants. Aptiv’s Long-Term Incentive Plan is primarily performance-based, with 60% of the NEOs’ annual award consisting of performance-based RSUs, which deliver value if financial goals are met and includes a total shareholder return ("TSR") modifier based on relative performance. The targets reflect Aptiv’s pay-for-performance culture, aligning executive and investor interests. The remaining 40% of NEOs' annual award are time-based RSUs, which directly aligns the value of the award upon vesting with Aptiv’s share price performance. The value of time-based RSUs at the time of vesting is based on the Company stock price, directly linking the NEO's realized compensation to the value delivered to shareholders.

The performance-based RSUs are settled after the results of the three-year performance period are determined. The time-based RSUs generally vest ratably over three years, beginning on the first anniversary of the grant date. The 2025 performance-based RSU grant vests at the end of 2027 and will be settled in early 2028 after the outcomes of the performance period are determined and approved. Under the design of the performance-based RSU awards, each NEO could receive from 0% to 200% of target based on Aptiv's performance against goals for the weighted measures (the maximum is 240% with the TSR modifier). The metrics and weights used in the 2025 awards are shown below. These metrics reflect the focus on our balance sheet, income statement and market performance, together providing a comprehensive and robust performance assessment.

40 COMPENSATION DISCUSSION AND ANALYSIS

For 2025, the Compensation Committee approved the following design changes to the performance metrics for the long-term incentive program (from the 2024 program):

•
To better align with our long-term business plan, enhance line of sight for our participants, and align with prevailing market practices, we replaced Average Return on Net Assets and Cumulative Net Income with Average Return on Invested Capital and Software and Adjacent Market Revenue as performance metrics. The addition of the revenue metric aligns incentive opportunity to Aptiv's growth diversification objective that will drive sustainable competitive advantage; and
•
Changed Relative TSR from a weighted metric to a modifier to further emphasize the importance of the approved financial metrics as drivers of long-term value creation for shareholders. We believe the continued use of TSR as a modifier continues to reinforce shareholder alignment, while also serving as a further validation of our goal-setting process as any earned payout would be adjusted by the market's assessment of our performance relative to similarly situated companies.

Metric	Weighting (%)

Average Return on Invested Capital (ROIC)(1)	70

Software and Adjacent Market Revenue(2)	30

Relative Total Shareholder Return (TSR)(3)	+/- 20% Modifier

(1)
Average ROIC is Adjusted Operating Income after taxes divided by average invested capital (3-year average). Adjusted Operating Income is defined as net income before interest expense, other income (expense), net, income tax (expense) benefit, equity income (loss), net of tax, amortization, restructuring and other special items. Invested capital is defined as total shareowner equity, plus net debt. Average ROIC is adjusted at measurement to exclude the impact of any significant corporate transactions or reorganizations.
(2)
Software and Adjacent Market Revenue represents revenue related to the sale of software and related tools and services; plus revenue unrelated to components for automotive light vehicle production, including, but not limited to commercial vehicles, telecom, aerospace & defense, industrial, and other adjacent end markets. Revenue is adjusted at measurement for the impact of foreign exchange, commodities, acquisitions and divestitures.
(3)
Relative TSR is measured by comparing the average closing price per share of the Company’s ordinary shares for all available trading days in December 2027 to the average closing price per share of the Company’s ordinary shares for all available trading days in December 2024, including the reinvestment of dividends, relative to the companies in the Russell 3000 Auto Parts Index. The payout modifier is applied only if Aptiv's TSR is in the top (+20% payout multiplier) or bottom (-20% payout multiplier) quartile of the Russell 3000 Auto Parts Index.

2025 Grants. The Compensation Committee established the following 2025 target long-term incentive award values for our NEOs (consisting of performance-based RSUs and time-based RSUs, as described above). In so doing, the Compensation Committee considered market compensation data and each NEO’s scope of responsibilities, individual performance and retention considerations.

Name	Performance-Based RSUs ($ at Target)	Time-Based RSUs ($)	Total Long-Term Incentive Plan Target Annual Award ($)

Kevin P. Clark	8,700,000	5,800,000	14,500,000

Varun Laroyia	2,430,000	1,620,000	4,050,000

Javed A. Khan	2,460,000	1,640,000	4,100,000

Joseph T. Liotine	2,580,000	1,720,000	4,300,000

Joseph R. Massaro	3,750,000	2,500,000	6,250,000

The Compensation Committee annually reviews the Officers' compensation relative to the competitive market. Based on the review in 2025, the Compensation Committee approved an increase in the Total Long-Term Incentive Plan Target Annual Award for Mr. Clark, to ensure competitive positioning. In addition to their respective annual long-term incentive awards set forth in the table above, Messrs. Khan and Massaro were awarded additional performance-based RSUs granted at the same time as their annual long-term incentive award in February 2025. These performance-based awards have the same design as the performance-based RSUs described above and when used judiciously, enhance our ability to retain and motivate key executive talent. These awards also increase the portion of their compensation tied to the achievement of growth in software and adjacent markets, as that is a weighted metric in the award. By placing the largest weighting on performance-based RSU awards, these grants align with shareholder interests and only result in a payout when our performance objectives are achieved. For specific details on the one-time performance-based RSU awards, please see the "2025 Grants of Plan-Based Awards" table.

2023-2025 Performance-Based RSUs. The Compensation Committee assessed the performance awards granted in February 2023 for which vesting was based on achievement of three-year cumulative performance through December 31, 2025.

COMPENSATION DISCUSSION AND ANALYSIS 41

In February 2026, we paid out the performance-based RSUs for the 2023-2025 performance period. The following tables set forth: (1) the threshold, target and maximum goal levels, as well as the performance level achieved during the performance period; and (2) for each NEO holding these awards, the target number of performance-based RSUs granted, the actual number of performance-based RSUs earned above target, and the actual number of performance-based RSUs earned.

Performance Metric	Weight	Threshold 40% Payout	Target 100% Payout	Maximum 200% Payout	Achievement (% of Target)

Average Return on Net Assets (RONA)(1)			Actual: 24.1%
	33.3%				138%
		14.8%	22.2%	27.2%
				Actual: $4,678M
Cumulative Net Income (NI)(2)	33.3%				196%
		$2,573M	$3,860M	$4,717M
			Actual: 53rd
Relative Total Shareholder Return (TSR)(3)	33.3%				108%
		30th	50th	90th

Total Weighted Financial Performance Payout					147%

(1)
Average RONA is tax-affected adjusted operating income divided by average net working capital plus average net property, plant and equipment for each calendar year, as adjusted for the impacts of a non-cash, pre-tax goodwill impairment charge, an increase to valuation allowances of on deferred tax assets impacted by the OECD Administrative Guidance issued in the first quarter of 2025 and tax accruals associated with the separation of our EDS business.
(2)
For purposes of the Adjusted NI calculated results under the Long-Term Incentive Plan, the results shown in Appendix A were adjusted to remove the impact of interest expense on new debt for the accelerated share repurchase program and M&A activity not included in the original target.
(3)
Relative TSR is measured by comparing the average closing price per share of the Company’s ordinary shares for the specified trading days in December of the final year of the performance period to the average closing price per share of the Company’s ordinary shares for the specified trading days in December of the year prior to the beginning of the performance period, including the reinvestment of dividends, relative to the companies in the Russell 3000 Auto Parts Index.

Based on the achievement of the performance goals during the period, the earned award was 147% of the target opportunity. As a result, the Compensation Committee approved the following 2023-2025 performance-based RSU award payouts.

	Performance-Based RSUs

Name(1)	Target Units Granted (#)	Units Earned Above Target (#)	Actual Units Earned (#)

Kevin P. Clark	66,247	31,137	97,384

Joseph R. Massaro	29,302	13,772	43,074

(1)
Messrs. Laroyia, Khan and Liotine joined Aptiv in 2024; none of them received a performance-based RSU award in 2023.

CEO Realized Pay and our Performance. The compensation programs for our NEOs are heavily weighted toward performance-based opportunities that are at-risk and subject to our performance. Incentive plan metrics are intended to drive results that create value for our shareholders. While our financial and relative TSR performance over the three-year performance period were above target, our share price over the same period on an absolute basis had a negative impact on how much value Mr. Clark realized from the target opportunity granted to him. The realized value of Mr. Clark’s 2023 performance-based RSU award was 96% based on a share price of $76.09 as of December 31, 2025, with a performance factor of 147%, as described in the “2023-2025 Performance-Based RSUs” discussion above.

42 COMPENSATION DISCUSSION AND ANALYSIS

Summary of Outstanding Performance Awards. The chart below reflects the terms for the two outstanding performance-based RSU awards as of the filing date of this Proxy Statement, including the performance period, corresponding performance measures and weightings.

*The modifier is applied only if Aptiv's TSR is in the top (+20%) or bottom (-20%) quartile of the Russell 3000 Auto Parts Index.

OTHER COMPENSATION

Additional compensation and benefit programs available to our NEOs are described below.

Aptiv Salaried 401(k) Plan. Along with other eligible U.S. Aptiv salaried employees, our NEOs participate in our broad-based and tax-qualified defined contribution plan, the Aptiv Salaried 401(k) Plan, which is a qualified plan under Section 401(k) of the Internal Revenue Code (the “Code”). All contributions are subject to tax-qualification limits imposed by the Code.

Aptiv Deferred Compensation Plan (“DCP”). Under the DCP, eligible U.S. employees, including our NEOs, receive Aptiv contributions in excess of the limits imposed upon the Aptiv Salaried 401(k) Plan by the Code. No guaranteed or above-market rates are earned; the investment options available are a subset of those available to all employees under the Aptiv Salaried 401(k) Plan. Additional details regarding benefits and payouts under this plan are provided in the “Non-Qualified Deferred Compensation” section.

Financial Planning. A select group of senior executives, including the NEOs, are eligible to participate in executive financial services sponsored by Aptiv. Aptiv pays the annual service fee of the third-party financial advisory firm for the participating executives, and each participating executive pays income taxes on the imputed income associated with the benefit.

Severance Plans. In 2017, we adopted the Aptiv PLC Executive Severance Plan (the “Severance Plan”) and the Aptiv PLC Executive Change in Control Severance Plan (the “Change in Control Plan”). These plans were adopted to provide severance protections to certain executives who are designated by the Compensation Committee as eligible to participate in each plan, including our NEOs.

For the participating NEOs, the Severance Plan generally provides for severance benefits in the event of a “qualifying separation” (as defined in the Severance Plan to include a termination without “cause” or a resignation for “good reason”) of the NEO’s employment. Pursuant to the Severance Plan, an NEO who incurs a qualifying separation would be entitled to receive severance payments equal in the aggregate to a multiple of annual base salary (one and one-half times for officers with at least two years of service, and one time for all other officers), unless and until the NEO is employed by another employer. The Severance Plan also provides a COBRA subsidy for a period of up to 18 months following a qualifying separation.

The Change in Control Plan generally provides for “double-trigger” severance benefits in connection with a “qualifying separation” (as defined in the Change in Control Plan to include a termination without “cause” or a resignation for “good reason”) that occurs in connection with or within two years after a change in control (as defined in the Change in Control Plan). Pursuant to the Change in Control Plan, an NEO who incurs a qualifying separation would generally be entitled to receive a lump sum cash payment in an amount equal to the sum of (1) three times base salary in the case of the CEO and two times base salary in the case of an NEO other than the CEO, and (2) in the case of the CEO, three times the higher of the CEO’s target annual cash incentive award opportunity for the year in which the separation occurs or in effect immediately prior to the change in control (or in the case of an NEO other than the CEO, two times the higher of the NEO’s target annual cash incentive award opportunity for the year in which the separation occurs or in effect immediately prior to the change in control). In addition, an NEO who incurs a qualifying separation is also entitled to receive a lump sum payment representing the sum of 36 monthly COBRA premiums for the CEO and 24 monthly COBRA premiums for NEOs other than the CEO. The Change in Control Plan does not provide for any excise tax gross-up benefit.

Benefits under the Severance Plan and the Change in Control Plan are generally subject to execution by the NEO of a general waiver and release of claims in favor of Aptiv.

COMPENSATION DISCUSSION AND ANALYSIS 43

Other Benefits. We provide additional benefits, such as relocation and expatriate benefits to our NEOs, when applicable, and in general, these benefits are the same as those provided to similarly situated non-officer employees. Additional details are covered in the “2025 Summary Compensation Table”.

COMPENSATION GOVERNANCE PRACTICES

Stock Ownership Guidelines. The Board believes that meaningful stock ownership by our executive officers strengthens alignment with our shareholders and reinforces the long-term accountability for performance. To that end, our executive officers are subject to the following stock ownership guidelines, expressed as a multiple of salary:

Role	Guideline

CEO	6x base salary

Other Section 16 officers, including all of our other NEOs	3x base salary

Measurement and Shares Counted. Our officers, including the NEOs, are expected to fulfill the ownership requirement within five years from the time they are appointed to their respective positions. Ownership is measured on the last day of each quarter using the average closing price for the last 10 trading days of the quarter. Shares counted toward the guidelines include:

•
Shares owned through purchase or retained after the vesting of time-based RSUs and performance-based RSUs;
•
Unvested time-based RSUs; and
•
Shares held in a 401(k) plan.

Unvested performance-based RSUs are not included in the share ownership calculation.

Retention Requirements. Until such time as the required holding is met, officers must retain 100% of net shares acquired after tax from the vesting of equity awards or purchases, subject to limited exceptions as approved by the CEO. Once the ownership requirement has been met, an officer may sell stock; provided, however, that the minimum ownership requirement must continue to be met. All sales of Aptiv stock by executives and directors must be completed through an approved 10b5-1 plan.

Compliance and Oversight. The Compensation Committee reviews the ownership level for covered executives each year. As of the measurement date of December 31, 2025, all of our NEOs were at or above the applicable ownership requirement or on track to meet the applicable ownership requirement within five years of their respective appointments. The following graph reflects the CEO's holdings, and the average holdings of the other NEOs, in relation to our stock ownership guidelines:

Clawback. We maintain two separate Compensation Clawback policies. The Aptiv PLC Compensation Recoupment policy was adopted in 2023 to comply with rules promulgated by the NYSE and the SEC (the “Clawback Policy”). The Clawback Policy generally applies to current and former executive officers, and it provides for the recovery of certain incentive-based compensation received during a three-year recovery period if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The incentive-based compensation recoverable under the Clawback Policy generally includes the amount of incentive-based compensation received (on or after October 2, 2023) that exceeds the amount that would have been received had it been determined based on the restated amounts (without regard to any taxes paid). The Clawback Policy does not condition clawback on the fault of the executive officer, but the required clawback under the Clawback Policy is subject to certain limited exceptions in accordance with the SEC and NYSE rules.

44 COMPENSATION DISCUSSION AND ANALYSIS

The other clawback policy we maintain (the “Supplemental Policy”) is a supplement to the Clawback Policy. The Supplemental Policy gives the Compensation Committee discretion to provide for forfeiture of awards or repayment of prior amounts if our financial statements are materially misstated or in material noncompliance with any financial reporting requirement under securities laws. Under the Supplemental Policy, if the misstatement is due to fraud, then the participants responsible for the fraud will forfeit their rights to future awards and must repay any amounts they received from prior awards due to the fraudulent behavior.

Restrictive Covenants. All executives, including the NEOs, are required to sign confidentiality and non-interference agreements. The non-interference agreements include non-compete and non-solicitation covenants, which generally prohibit executives from:

•
Working for a competitor or otherwise directly or indirectly engaging in competition with us for 12 months after leaving Aptiv;
•
Soliciting or hiring employees for 24 months after leaving Aptiv; and
•
Soliciting customers for 24 months after leaving Aptiv.

If the terms of the confidentiality and non-interference agreements are violated, Aptiv has the right to cancel or rescind any unvested Long-Term Incentive Plan award, consistent with applicable law.

No Excise Tax Gross-Ups. We do not provide any excise tax gross-ups specific to our officer population, including our NEOs. Certain expatriate policy and relocation provisions, applicable to all salaried employees, allow for tax gross-ups as reimbursement for additional taxes or expenses incurred due to expatriate status or relocation expenses.

No Hedging/No Pledging. The Company’s Insider Trading Policy prohibits directors and employees from entering into transactions that “hedge” the value of Aptiv stock and from pledging Aptiv securities as collateral for a loan, which includes engaging in short-term or speculative transactions and from engaging in short sales or the use of prepaid variable forward contracts, equity swaps, collars and exchange funds. In addition, the Company’s Insider Trading Policy prohibits directors and employees from trading in options (such as put and call options) on Aptiv stock and purchasing Aptiv securities on margin or holding Aptiv securities in a margin account. Further, directors and employees are encouraged to avoid frequent trading or speculating in Aptiv stock. The Company’s Insider Trading Policy is available on aptiv.com by clicking on the tab “Investors” and then the caption “Governance Documents” under the heading “Governance.”

Independent Compensation Consultant. The Compensation Committee has retained Meridian Compensation Partners ("Meridian") as its independent compensation consultant since November 2023. The scope of the work done by Meridian during 2025 for the Compensation Committee included the following:

•
Providing analyses and recommendations that inform the Compensation Committee’s decisions;
•
Reviewing and making recommendations regarding Aptiv’s compensation and relative TSR peer groups;
•
Preparing and evaluating market pay data and competitive position analysis;
•
Analyzing realizable compensation in the context of performance;
•
Assisting in the benchmarking, design and development of Aptiv’s executive compensation programs;
•
Providing updates on market compensation trends and the regulatory environment as they relate to executive compensation;
•
Reviewing various management proposals presented to the Compensation Committee related to executive compensation;
•
Working with the Compensation Committee to validate and strengthen the pay-for-performance relationship and alignment with shareholders;
•
Reviewing and providing commentary on executive pay related disclosures; and
•
Attending Compensation Committee meetings.

The Compensation Committee assessed the independence of Meridian pursuant to SEC and NYSE rules and no conflict of interest exists that would prevent Meridian from independently representing the Compensation Committee. Meridian does not perform other services for the Company. Meridian met with the Compensation Committee Chair and the Compensation Committee outside the presence of management. In addition, Meridian participated in all of the Compensation Committee’s meetings during 2025 and, when requested by the Compensation Committee Chair, in preparatory meetings and in executive sessions at Compensation Committee meetings.

COMPENSATION DISCUSSION AND ANALYSIS 45

Compensation Risk Assessment. The Aptiv Human Resources team completed a risk assessment of our compensation programs in January 2026 and concluded that our compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Aptiv. Meridian reviewed and concurred with management's findings. The compensation risk assessment included a review of our pay and incentive plan structures, pay practices and policies, and governance processes, including the Compensation Committee’s oversight of such programs (supported by our independent consultant).

The Compensation Committee reviewed the 2026 assessment and discussed the report with management and Meridian. The Compensation Committee agreed that our compensation policies, practices and programs do not create risks that are reasonably likely to have a material adverse effect on Aptiv. In doing so, the Compensation Committee also reaffirmed the following key risk mitigating factors with respect to our NEOs:

•
Mix of fixed and variable, cash-based and equity-based, and short- and long-term compensation, with an emphasis on equity-based pay;
•
Incentive award opportunities that span both annual and overlapping, multi-year periods and incorporate a broad range of financial metrics, strategic initiatives and TSR;
•
Annual benchmarking exercise to review market competitiveness of pay levels;
•
Annual incentive awards with opportunities capped at 200% of the target amount;
•
Existence of a clawback policy; and
•
Stock ownership guidelines, with retention requirements, and the prohibition on hedging and pledging of Company stock.

46 COMPENSATION COMMITTEE REPORT

Compensation Committee Report

We, the undersigned members of the Compensation Committee, have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.

Respectfully submitted,

Joseph L. Hooley, Chair

Merit E. Janow

Paul M. Meister

2025 SUMMARY COMPENSATION TABLE 47

2025 Summary Compensation Table

The table below sets forth specified information regarding the compensation of the individuals who served in 2025 as principal executive officer (Kevin P. Clark), principal financial officer (Varun Laroyia), and the next three most highly compensated executive officers who were serving in such capacity as of December 31, 2025 (Javed A. Khan, Joseph T. Liotine, and Joseph R. Massaro), all of whom collectively are Aptiv’s NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Kevin P. Clark	2025	1,462,272	—	15,145,160	2,303,078	339,767	19,250,277
Chair and CEO	2024	1,462,272	—	14,502,615	2,478,551	314,612	18,758,050
	2023	1,462,272	—	14,032,595	2,193,408	311,861	18,000,136
Varun Laroyia	2025	850,000	1,000,000	4,230,214	892,500	159,978	7,132,692
Executive Vice President and CFO	2024	138,447	1,000,000	6,880,792	152,627	6,242	8,178,108
Javed A. Khan	2025	900,000	1,500,000	4,718,198	1,190,700	122,487	8,431,385
Executive Vice President and President, Software and AS&UX	2024	344,318	2,500,000	11,300,147	1,470,150	14,603	15,629,218
Joseph T. Liotine	2025	900,000	1,000,000	4,491,364	1,215,000	95,505	7,701,869
Executive Vice President and President, EDS	2024	606,818	1,000,000	7,633,583	799,366	472,294	10,512,061
Joseph R. Massaro	2025	1,297,500	—	8,216,342	1,708,898	204,202	11,426,942
Vice Chair and President, ECG	2024	1,275,000	—	6,714,213	1,945,013	182,112	10,116,338
	2023	1,256,250	—	6,206,788	1,593,750	172,336	9,229,124

(1)
Base salary and annual incentive awards are eligible for deferral under the Aptiv DCP. All Aptiv NEOs participated in the DCP in 2025. Total base salaries and annual incentive awards, including the deferred portions, are presented in this 2025 Summary Compensation Table. Contributions to the DCP are displayed in the “2025 Non-Qualified Deferred Compensation” section.
(2)
For Messrs. Laroyia, Khan and Liotine, the 2024 and 2025 bonus amounts represent one-time cash payments made in connection with their respective hirings. For more detail, refer to the "Recent New Hire Information" section in Aptiv's 2025 annual proxy statement.
(3)
The award values reflected in the “Stock Awards” column are the grant date fair values of the NEOs’ respective long-term incentive awards determined in accordance with FASB ASC Topic 718. For assumptions used in determining the fair value of these awards, see Note 21, Share-Based Compensation to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The award values include the grant date fair value of 2025 performance-based RSUs based on target performance, which was the probable outcome at grant. Assuming maximum performance achievement and based on grant date share price, for the NEOs’ performance-based RSUs granted in 2025, the values for awards in the “Stock Awards” column would be $26,079,284 for Mr. Clark; $7,284,193 for Mr. Laroyia; $8,312,724 for Mr. Khan; $7,733,899 for Mr. Liotine; and $14,877,406 for Mr. Massaro.

48 2025 SUMMARY COMPENSATION TABLE

(4)
Amounts reported in the “All Other Compensation” column for 2025 reflect the following:

Name	Aptiv Contributions ($)(a)	Life Insurance ($)(b)	Other ($)(c)	Total ($)

Kevin P. Clark	295,062	211	44,494	339,767

Varun Laroyia	73,977	1,882	84,119	159,978

Javed A. Khan	120,494	1,993	—	122,487

Joseph T. Liotine	92,912	1,993	600	95,505

Joseph R. Massaro	189,998	5,348	8,856	204,202

(a)
For NEOs, this column reflects Aptiv’s contributions to both the qualified Aptiv Salaried 401(k) Plan and the non-qualified DCP. For all participants in the Aptiv Salaried 401(k) Plan, Aptiv provides a contribution of 4% of base salary and annual incentive award. Aptiv also provides a matching contribution equal to 50% of the participant’s contributions to the program, up to a maximum of 7% of the participant’s base salary and annual incentive award. Additional details regarding the DCP are provided in the “2025 Non-Qualified Deferred Compensation” section.
(b)
This column reflects the dollar value of the insurance premiums paid for each NEO for premium payments made regarding his life insurance policy.
(c)
For Messrs. Clark and Massaro, these amounts represent tax preparation expenses in connection with working in Ireland. For Mr. Laroyia, this amount represents executive financial services, relocation expenses and HSA contributions. For Mr. Liotine, this amount represents HSA contributions.

2025 GRANTS OF PLAN-BASED AWARDS 49

2025 Grants of Plan-Based Awards

The table below sets forth the threshold, target and maximum award payout opportunities (or full award opportunity, as applicable) for plan-based awards that were granted to our NEOs in 2025.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Grant Date	Award Type		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(4)	Awards ($)(5)

Kevin P. Clark		AIP		548,352	2,193,408	4,386,816
	2/28/2025	Time-Based RSU								87,062	5,669,477
	2/28/2025	Performance-Based RSU					32,648	130,591	313,419		9,475,683

Varun Laroyia		AIP		212,500	850,000	1,700,000
	2/28/2025	Time-Based RSU								24,318	1,583,588
	2/28/2025	Performance-Based RSU					9,119	36,475	87,540		2,646,626

Javed A. Khan		AIP		303,750	1,215,000	2,430,000
	2/28/2025	Time-Based RSU								24,618	1,603,124
	2/28/2025	Performance-Based RSU					9,232	36,926	88,623		2,679,351
	2/28/2025	Performance-Based RSU	(1)				1,501	6,005	14,412		435,723

Joseph T. Liotine		AIP		281,250	1,125,000	2,250,000
	2/28/2025	Time-Based RSU								25,819	1,681,333
	2/28/2025	Performance-Based RSU					9,682	38,727	92,945		2,810,031

Joseph R. Massaro		AIP		440,438	1,761,750	3,523,500
	2/28/2025	Time-Based RSU								37,527	2,443,758
	2/28/2025	Performance-Based RSU					14,072	56,289	135,094		4,084,330
	2/28/2025	Performance-Based RSU	(1)				5,817	23,267	55,841		1,688,254

(1)
Messrs. Khan and Massaro each received a one-time performance-based RSU award in 2025. The one-time performance-based RSU award vests fully on December 31, 2027. See "2025 Grants" section for more detail.
(2)
These columns show the threshold, target and maximum awards payable to our NEOs under the 2025 Annual Incentive Plan. The final award is determined by corporate performance, as approved by the Compensation Committee.
(3)
These columns show the threshold, target and maximum number of RSUs possible under the performance-based RSUs granted in 2025 pursuant to our Long-Term Incentive Plan. The actual payouts will be based on two performance metrics (Average Return on Invested Capital and Software and Adjacent Market Revenue) and a relative TSR modifier during the performance period from January 1, 2025 through December 31, 2027.
(4)
This column shows the number of time-based RSUs granted to our NEOs in 2025 pursuant to our Long-Term Incentive Plan. Annual time-based RSUs vest ratably over three years on the first, second and third anniversary dates of the date of grant.
(5)
This column reflects the grant date fair value of each 2025 equity award determined in accordance with FASB ASC Topic 718. For the grant date fair values of performance-based RSU awards granted in 2025, the amount reflects the target outcome of the performance conditions. The grant date value for the time-based RSU awards granted in 2025 was determined based on the grant date closing price of our stock on the NYSE. The closing price of Aptiv shares on February 28, 2025 was $65.12. The grant date fair value for the performance-based RSU awards granted in 2025 was determined using a Monte Carlo simulation and was based on a price of $72.56 per share.

Our NEOs are parties to offer letters with Aptiv that generally describe the compensation and benefits initially provided to them upon employment, including benefits upon termination. For more information about these arrangements, refer to “Potential Payments Upon Termination or Change in Control”. For more information about the NEOs’ relative mix of salary and other compensation elements in proportion to total compensation, refer to “2025 Compensation Program Overview — 2025 Target Annual Total Direct Compensation Mix for CEO and Other NEOs”.

50 2025 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

2025 Outstanding Equity Awards at Fiscal Year-End

The values displayed in the table below reflect each Aptiv NEO’s outstanding long-term incentive awards as of December 31, 2025.

	Stock Awards
Name	Restricted Stock Unit Grant Date or Performance Period(1)		Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8),(9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)

Kevin P. Clark	2/28/2023		14,722	1,120,197
	2/28/2024		45,954	3,496,640
	2/28/2025		87,062	6,624,548
	1/1/2024-12/31/2026				206,792	15,734,803
	1/1/2025-12/31/2027				313,419	23,848,052

Varun Laroyia	11/14/2024	(2)	26,858	2,043,625
	11/14/2024		19,338	1,471,428
	2/28/2025		24,318	1,850,357
	1/1/2024-12/31/2026				87,018	6,621,200
	1/1/2025-12/31/2027				87,540	6,660,919

Javed A. Khan	10/1/2024	(3)	28,051	2,134,401
	10/1/2024		15,335	1,166,840
	2/28/2025		24,618	1,873,184
	1/1/2024-12/31/2026	(3)			70,128	5,336,040
	1/1/2024-12/31/2026				69,004	5,250,514
	1/1/2025-12/31/2027				88,623	6,743,324
	1/1/2025-12/31/2027	(4)			14,412	1,096,609

Joseph T. Liotine	6/21/2024	(5)	19,905	1,514,571
	6/21/2024		15,216	1,157,785
	2/28/2025		25,819	1,964,568
	1/1/2024-12/31/2026				68,472	5,210,034
	1/1/2025-12/31/2027				92,945	7,072,185

Joseph R. Massaro	2/28/2023		6,512	495,498
	2/28/2024		21,275	1,618,815
	2/28/2025		37,527	2,855,429
	1/1/2024-12/31/2026				95,738	7,284,704
	1/1/2025-12/31/2027				135,094	10,279,302
	1/1/2025-12/31/2027	(4)			55,841	4,248,942

(1)
To better understand the information in this table, we included the time-based RSU award grant dates and the performance periods of our performance-based RSU awards.
(2)
Mr. Laroyia received a one-time time-based RSU award as part of his new hire package; his start date was November 4, 2024. This award vests 50% on each of November 14, 2025 and 2026. See "Recent New Hire Information" section in Aptiv's 2025 annual proxy statement for more detail.
(3)
Mr. Khan received a one-time time-based RSU award and a one-time performance-based RSU award as part of his new hire package; his start date was August 14, 2024. The one-time time-based RSU award vests 50% on each of October 1, 2025 and 2026. The one-time performance-based RSU award vests fully on December 31, 2026. See "Recent New Hire Information" section in Aptiv's 2025 annual proxy statement for more detail.
(4)
Messrs. Khan and Massaro each received a one-time performance-based RSU award in 2025. The one-time performance-based RSU award vests fully on December 31, 2027. See "2025 Grants" section for more detail.
(5)
Mr. Liotine received a one-time time-based RSU award as part of his new hire package; his start date was April 29, 2024. This award vests 50% on each of June 21, 2025 and 2026. See "Recent New Hire Information" section in Aptiv's 2025 annual proxy statement for more detail.
(6)
This column shows the unvested time-based RSU awards as of December 31, 2025, which, except for the one-time awards described in footnotes 2-4 of this table, vest ratably on each of the first, second and third anniversaries of the grant date.
(7)
The amount shown represents the market value of awards using a per share price of $76.09, the closing price of our stock on December 31, 2025 (the last trading day of fiscal 2025).
(8)
Performance-based RSUs presented at maximum performance levels.
(9)
Of the awards reflected in this column, the 2024-2026 performance-based RSUs will be settled in early 2027 after the results for the three-year performance period are determined and the 2025-2027 performance-based RSUs will be settled in early 2028 after the results for the three-year performance period are determined.

2025 OPTION EXERCISES AND STOCK VESTED TABLE 51

2025 Option Exercises and Stock Vested Table

The following table sets forth information regarding vested stock awards during 2025 for our NEOs. The value realized on vesting is based on the market price of the underlying shares on the date of vest.

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Kevin P. Clark	147,110	10,648,106
Varun Laroyia	36,527	2,749,010
Javed A. Khan	35,717	2,942,430
Joseph T. Liotine	27,512	1,829,996
Joseph R. Massaro	65,034	4,707,536

(1)
The shares and values listed in these columns for Messrs. Clark and Massaro include time-based RSUs that vested on February 28, 2025, and performance-based RSUs that vested on December 31, 2025, and settled on February 28, 2026. The shares and value listed for Mr. Laroyia include time-based RSUs that vested on February 28, 2025, and November 14, 2025. The shares and value listed for Mr. Khan include time-based RSUs that vested on February 28, 2025, and October 1, 2025. The shares and value listed for Mr. Liotine include time-based RSUs that vested on February 28, 2025, and June 21, 2025.

52 2025 NON-QUALIFIED DEFERRED COMPENSATION

2025 Non-Qualified Deferred Compensation

The Aptiv Deferred Compensation Plan (“DCP”) is a non-qualified deferred compensation program available to a limited number of employees, including the NEOs. Under the DCP, participants receive Aptiv contributions in excess of the limits imposed upon the Aptiv Salaried 401(k) Plan by the Code.

PLAN BENEFITS

Employees who were eligible for DCP deferrals in 2025 were permitted to defer additional income above $350,000 (the maximum eligible compensation limit under the Aptiv Salaried 401(k) Plan for 2025) into a DCP deferral account. They also received the following benefits:

•
All DCP-eligible employees receive an Aptiv contribution of 4% of their base salary and annual incentive award. This contribution occurs even if the individual does not elect to make deferrals into the DCP; and
•
Eligible employees who made deferral contributions under the DCP received an additional Aptiv matching contribution of 50% on the individual’s voluntary deferrals up to 7% of the base salary and annual incentive award over the qualified plan limit, which constitutes a maximum contribution by Aptiv of 3.5% of each employee’s eligible compensation.

INVESTMENT OPTIONS

Participants in the DCP may select investment options for their deferred amounts. The investment options consist of a small selection of index mutual funds and do not offer any guaranteed or above-market returns.

DEFERRAL ELECTION PROCESS

The DCP deferral election process is conducted prior to the year in which eligible income is earned. For the 2025 plan year, deferral elections were required to be made no later than December 31, 2024. During this process, eligible employees were allowed to make deferral elections related to their 2025 base salary and any annual incentive award based on 2025 performance that would be scheduled to be paid in 2026 (but no later than March 15, 2026).

DISTRIBUTIONS

Eligible employees must also elect a distribution date for their deferred amounts. A base salary deferral must remain deferred for a minimum of one year, and any annual incentive deferrals must remain deferred for a minimum of two years.

VESTING

All employee deferrals and Aptiv contributions are immediately vested.

The values displayed in the table below include contributions to the NEOs’ DCP accounts by the NEOs and by Aptiv in 2025, as well as the aggregate balances of these accounts at the end of 2025.

2025 NON-QUALIFIED DEFERRED COMPENSATION 53

2025 NON-QUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)

Kevin P. Clark	251,358	269,312	289,306	607,575	2,119,753
Varun Laroyia	45,684	48,947	7,257	—	101,888
Javed A. Khan	427,500	105,744	41,688	—	574,931
Joseph T. Liotine	49,875	78,912	19,845	—	186,090
Joseph R. Massaro	97,094	164,248	138,367	187,831	960,736

(1)
All NEOs elected to defer a portion of their salary and annual incentive awards as permitted under the DCP. Each NEO’s total salary and annual incentive award, including these deferred amounts, are reported in the “2025 Summary Compensation Table”.
(2)
Company contributions to the NEOs’ DCP accounts, along with contributions to the qualified Aptiv Salaried 401(k) Plan, are disclosed in the “All Other Compensation” column in the “2025 Summary Compensation Table”.
(3)
Aggregate earnings represent change in market value less any fee paid by the NEO, but none of these amounts are disclosed in the “2025 Summary Compensation Table”.
(4)
The withdrawals of our NEOs were made in accordance with the deferral election process described in this section.

54 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Potential Payments Upon Termination or Change in Control

EMPLOYMENT ARRANGEMENTS

We have offer letters in place with all Aptiv NEOs. These offer letters describe our standard terms and conditions of employment and compensation and benefits provided to the individual. Mr. Clark’s offer letter also includes severance provisions, which provide for 18 months of base pay plus an amount equal to one and one-half times his annual incentive at target in the event he is terminated by the Company without cause.

Each NEO has signed a non-interference and confidentiality agreement, described above in the “Compensation Discussion and Analysis” section. The non-interference agreement includes both non-compete and non-solicitation covenants.

ANNUAL INCENTIVE PLAN

In the event of a change in control, each NEO’s annual incentive target award will be prorated for the time period between the plan start date and the effective change in control date. A payment will also be calculated for that time period based on actual performance and compared to the prorated target, with the NEO receiving the larger of the two values. Payment of the award will be made as soon practicable following the date of change in control, but prior to March 15 of the calendar year following the year in which a change in control occurs.

In the event of the death of an NEO or a termination of an NEO’s employment due to disability, such NEO’s annual incentive target award for the year of such event will be pro-rated, subject to further adjustment to reflect business performance.

LONG-TERM INCENTIVE PLAN

Except in the event of death or disability with respect to awards granted on or after February 28, 2025, awards outstanding for less than one year will be forfeited upon termination. Upon a voluntary resignation from Aptiv (other than for good reason), including retirement, any time-based RSUs that have not vested will be canceled. Upon a termination without cause or for good reason, or due to death or disability for any awards granted before February 28, 2025, the time-based RSUs will be prorated over the period between the grant date and termination date. Any unvested pro-rata awards generally will be delivered at the next scheduled vesting date, but no later than March 15 of the year following the year in which the vesting occurs. In the event of death or disability with respect to awards granted on or after February 28, 2025, unvested time-based RSUs will vest in full, and such awards will be delivered at the next scheduled vesting date, but no later than March 15 of the year following the year in which the vesting occurs.

Upon a termination without cause, for good reason or due to retirement, or due to death or disability with respect to awards granted before February 28, 2025, any outstanding performance-based RSUs will be prorated over the period between the grant date and termination date. In the event of death or disability with respect to awards granted on or after February 28, 2025, any outstanding performance-based RSUs will vest in full, based on performance. The final performance payout will be determined based on actual performance at the end of the performance period and shares generally will be distributed at the time of the general distribution. For this purpose, “retirement” means a voluntary termination of employment after attaining at least age 55 and at least 10 years of service.

If an NEO voluntarily departs (with the exception of the retirement and good reason provisions discussed above) or is terminated for cause, or in the event of any other termination (other than due to death or disability with respect to awards granted on or after February 28, 2025) prior to the first anniversary of the grant date, all outstanding unvested equity awards will be canceled.

Upon a qualifying termination within two years after a change in control, or upon a change in control if a replacement award is not provided, outstanding unvested equity awards will vest as follows:

•
Time-based RSUs will vest in full; and
•
After a determination by the Compensation Committee of the Company’s performance at the time of the change in control, the number of performance-based RSUs that will vest will be equal to the greater of (a) the performance-based RSUs earned through the change in control date, or (b) 100% of the performance-based RSUs granted.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL 55

A replacement award is an award with respect to the stock of Aptiv or its successor that is at least equal in value to the outstanding award, relates to a publicly traded security and has no less favorable terms than the outstanding award. A qualifying termination after a change in control includes any termination by Aptiv without cause, or by the NEO for good reason, or due to death or disability.

CHANGE IN CONTROL PLAN

The Change in Control Plan generally provides for severance benefits in connection with a “qualifying separation” (as defined in the Change in Control Plan to include a termination without “cause” or a resignation for “good reason”) that occurs in connection with or within two years after a change in control (or, in the case of a termination without cause at the request of a party involved in a change in control, after the signing of the transaction agreement and prior to consummation or termination of the transaction). Pursuant to the Change in Control Plan, an NEO who incurs a qualifying separation would be entitled to receive generally a lump sum cash payment in an amount equal to the sum of (1) three times base salary in the case of the CEO and two times base salary in the case of an NEO other than the CEO, using the higher of the base salary at termination and the base salary immediately prior to the change in control, and (2) two times (or, for the CEO, three times) the higher of the NEO’s target annual cash incentive award opportunity for the year in which the separation occurs or in effect immediately prior to the change in control. In addition, an NEO who incurs a qualifying separation is also entitled to receive a lump sum payment representing the sum of 36 monthly COBRA premiums for the CEO and 24 monthly COBRA premiums for NEOs other than the CEO. Severance benefits under the Change in Control Plan are generally subject to the NEO’s execution of a customary release of claims in favor of Aptiv.

SEVERANCE PLAN

For the eligible NEOs, the Severance Plan generally provides for severance benefits in the event of a “qualifying separation” (as defined in the Severance Plan to include a termination without “cause” or a resignation for “good reason”) of the NEO’s employment. Pursuant to the Severance Plan, an NEO who incurs a qualifying separation would be entitled to receive generally severance payments equal in the aggregate to a multiple of annual base salary (one and one-half times for officers with at least two years of service, and one time for all other officers), unless and until the NEO is employed by another employer. The Severance Plan also provides to eligible U.S. employees a COBRA subsidy for a period of up to 18 months following a qualifying separation. Severance benefits under the Severance Plan are generally subject to the NEO’s execution of a customary release of claims in favor of Aptiv.

56 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

DEfinitions

For purposes of our executive compensation plans and arrangements described in this section, the following definitions apply:

"Cause" is generally defined as:

•
Indictment for a felony or for any other crime that has or could be reasonably expected to have an adverse impact on performance of duties to Aptiv or on the business or reputation of Aptiv;
•
The NEO being the subject of any order regarding a fraudulent violation of securities laws;
•
Conduct in connection with employment or service that is not taken in good faith and has resulted or could reasonably be expected to result in material injury to the business or reputation of Aptiv;
•
Willful violation of Aptiv’s Code of Conduct or other material policies;
•
Willful neglect in the performance of duties for Aptiv, or willful or repeated failure or refusal to perform these duties; or
•
Material breach of any applicable employment agreement.

"Good reason" is generally defined as:

•
A material diminution in base salary;
•
A material diminution in authority, duties or responsibilities;
•
Relocation of the NEO's principal place of employment by more than 50 miles; or
•
Any other action or inaction that is a material breach by Aptiv of the agreement under which the NEO provides services to us.

A "change in control" generally occurs if any of the following events occur (subject to certain limitations and exceptions as further set forth in the applicable plans and arrangements):

•
A change in ownership or control of Aptiv resulting in any person or group other than Aptiv or an Aptiv employee benefit plan acquiring securities of Aptiv possessing more than 30% of the total combined voting power of Aptiv’s equity securities outstanding after such acquisition;
•
The majority of the board is replaced by persons whose election was not approved by a majority of the incumbent board;
•
Consummation of a merger or consolidation of Aptiv, other than a merger or consolidation which would result in the voting securities of Aptiv outstanding immediately prior to such merger or consolidation continuing to represent at least 50% of the combined voting power and total fair market value of the resulting entity; or
•
Consummation of a sale of all or substantially all of the assets of Aptiv, in one or a series of related transactions, to any person or group other than Aptiv.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL 57

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

		Termination Scenario
Name	Component	Voluntary Resignation/ Retirement (If Eligible) ($)(5)(6)	Involuntary (Not For Cause) or For Good Reason ($)	Involuntary (For Cause) ($)	Change in Control and Termination ($)	Death/Disability ($)

Kevin P. Clark	Cash Severance(1)	—	5,483,520	—	10,967,040	—
	Annual Incentive Plan(2)	—	—	—	2,193,408	2,193,408
	Long-Term Incentives—Time-Based Restricted Stock Units(3)(4)	—	2,390,520	—	11,241,384	5,887,159

	Long-Term Incentives—Performance-Based Restricted Stock Units(3)(4)	10,131,460	10,131,460	—	22,844,805	17,998,861

	Benefits Continuation	—	33,569	—	87,189	—
	Total	10,131,460	18,039,069	—	47,333,826	26,079,428

Varun Laroyia	Cash Severance(1)	—	850,000	—	3,400,000	—
	Annual Incentive Plan(2)	—	—	—	850,000	850,000
	Long-Term Incentives—Time-Based Restricted Stock Units(3)(4)	—	783,499	—	5,365,410	5,365,410

	Long-Term Incentives—Performance-Based Restricted Stock Units(3)(4)	—	1,721,536	—	6,085,983	6,085,983

	Benefits Continuation	—	31,589	—	46,007	—
	Total	—	3,386,624	—	15,747,400	12,301,393

Javad A. Khan	Cash Severance(1)	—	900,000	—	4,230,000	—
	Annual Incentive Plan(2)	—	—	—	1,215,000	1,215,000
	Long-Term Incentives—Time-Based Restricted Stock Units(3)(4)	—	842,012	—	5,174,424	4,143,253

	Long-Term Incentives—Performance-Based Restricted Stock Units(3)(4)	—	2,850,255	—	8,559,897	8,143,532

	Benefits Continuation	—	33,569	—	58,126	—
	Total	—	4,625,836	—	19,237,447	13,501,785

Joseph T. Liotine	Cash Severance(1)	—	900,000	—	4,050,000	—
	Annual Incentive Plan(2)	—	—	—	1,125,000	1,125,000
	Long-Term Incentives—Time-Based Restricted Stock Units(3)(4)	—	1,239,734	—	4,636,925	4,636,925

	Long-Term Incentives—Performance-Based Restricted Stock Units(3)(4)	—	1,563,041	—	5,551,755	5,551,755

	Benefits Continuation	—	31,589	—	46,007	—
	Total	—	3,734,364	—	15,409,687	11,313,680

Joseph R. Massaro	Cash Severance(1)	—	4,600,125	—	6,133,500	—
	Annual Incentive Plan(2)	—	—	—	1,761,750	1,761,750
	Long-Term Incentives—Time-Based Restricted Stock Units(3)(4)	—	1,087,478	—	4,969,742	4,969,742

	Long-Term Incentives—Performance-Based Restricted Stock Units(3)(4)	4,586,477	4,586,477	—	11,925,357	11,925,357

	Benefits Continuation	—	33,569	—	58,126	—
	Total	4,586,477	10,307,649	—	24,848,475	18,656,849

(1)
In the case of an involuntary not for cause termination or a termination for good reason, Messrs. Clark and Massaro are eligible to receive severance payments equal to 18 months of base salary, plus one and one-half times the value of the annual incentive plan target award, payable in installments. Messrs. Laroyia, Khan, and Liotine are eligible for a severance payment equal to one time base salary, payable in installments. In the case of a qualifying change in control and termination, Mr. Clark is eligible to receive a lump sum severance payment equal to three times base salary, plus three times the value of the annual incentive plan target award. In the case of a qualifying change in control and termination, Messrs. Laroyia, Khan, Liotine, and Massaro are eligible to receive a lump sum severance payment equal to two times base salary, plus two times the value of the annual incentive plan target award.
(2)
In the case of a change in control, each NEO would receive a prorated annual incentive award based on the greater of (a) actual performance or (b) target. If the NEO terminates due to death or disability, he or she would receive a prorated annual incentive award based on actual performance. In the case of any other terminations prior to the payment date, the award is forfeited in its entirety. The values shown use target performance.
(3)
The value shown is based on the market value of the award using a per-share price of $76.09, the closing price of our stock on December 31, 2025 (the last trading day of fiscal 2025).
(4)
In the event of a qualifying termination within two years after a change in control, the NEOs’ awards will vest as described under “Potential Payments Upon Termination or Change in Control—Long-Term Incentive Plan”. Also as described under “Potential Payments Upon Termination or Change in Control—Long-Term Incentive Plan”, if at the time of a change in control the NEOs do not receive replacement awards, their awards will vest upon the change in control regardless of whether their employment is terminated. The performance-based RSUs included represent a 100% payout of each award.
(5)
In the event of a voluntary termination on December 31, 2025 (the last business day of fiscal 2025), each NEO would receive the value of their respective 2023 performance-based RSUs. Messrs. Laroyia, Khan, and Liotine do not hold 2023 performance-based RSU awards.
(6)
As of December 31, 2025, Messrs. Clark and Massaro are the only NEOs eligible to retire.

As required by Section 409A of the Code, all NEOs who have elected to participate in the DCP generally must wait six months to receive a payment under the plan by reason of termination of employment. Payments for departure on December 31, 2025, would generally be made within 60 days after July 1, 2026. All amounts are estimates only, and actual amounts will vary depending upon the facts and circumstances applicable at the time of the triggering event.

58 CEO PAY RATIO

CEO Pay Ratio

We are required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules to disclose the ratio of the annual total compensation of Mr. Clark, our Chair and Chief Executive Officer, to that of an employee whose annual compensation is at the median of all our employees (the “Median Employee”). Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.

The Median Employee was identified by using “total annual base pay” as reflected in our enterprise-wide human resources information system, as of October 31, 2025, for all of our employees (including full-time, part-time, and temporary employees of Aptiv and its consolidated subsidiaries). We did not include our “contingent workforce”. We did not use any statistical sampling or cost-of-living adjustments for purposes of this pay ratio disclosure. The total annual base pay for our salaried employees reflects base salary paid on an annual basis, and for hourly employees, the annual rate is determined using their hourly rate and standard work hours. This methodology was chosen because we believe it is a compensation measure that can be applied consistently across the globe and provides an accurate depiction of total earnings. Because there was more than one Median Employee identified using this methodology, we selected an individual who we determined to be reasonably representative of our Median Employee and who did not have any unusual or nonstandard compensation items.

After identifying the Median Employee, we calculated annual total compensation for the Median Employee using the same methodology as compensation reported in the 2025 Summary Compensation Table for the CEO. The Median Employee’s annual total compensation is $10,162. When compared to our CEO’s annual total compensation of $19,250,277, the ratio of the total annual compensation of our CEO to the total annual compensation of our Median Employee was approximately 1,894:1.

We believe that there are a number of reasons why our pay ratio is not comparable to that of other companies, including that other companies may have a median employee that works in the U.S., may outsource manufacturing, may have different types of workforces, may operate in different countries, or may utilize different compensation practices. Further, in calculating their own pay ratios, other companies may utilize methodologies, exclusions, estimates, and assumptions that substantially differ from Aptiv’s calculation methodology.

2025 PAY VERSUS PERFORMANCE TABLE 59

2025 Pay Versus Performance Table

In accordance with SEC rules, the following table sets forth information with respect to how the compensation of our NEOs aligns with Company performance.

					Value of Initial Fixed $100 Investment Based On:
Year(1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(2)(3)(4)	Average Summary Compensation Table Total for non-PEO NEOs ($)	Average Compensation Actually Paid to non-PEO NEOs ($)(2)(3)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(5)	Net Income ($ millions)(6)	Adjusted Net Income ($ millions)(7)
2025	19,250,277	24,676,355	8,673,222	11,072,167	58.40	170.48	165	1,726
2024	18,758,050	9,584,557	9,959,438	7,957,099	46.42	149.07	1,787	1,607
2023	18,000,136	16,072,614	9,691,458	8,388,279	68.86	101.94	2,938	1,376
2022	16,206,621	(3,338,551)	5,880,152	3,091,630	71.48	63.17	594	967
2021	14,744,780	20,823,184	4,899,559	6,122,511	126.60	148.83	590	868

(1)
NEOs included in the above compensation columns reflect the following:

Year	Principal Executive Officer (“PEO”)	Non-PEO NEOs

2025	Kevin P. Clark	Varun Laroyia, Javed A. Khan, Joseph T. Liotine, Joseph R. Massaro
2024	Kevin P. Clark	Varun Laroyia, Joseph R. Massaro, Javed A. Khan, Joseph T. Liotine, Obed D. Louissaint
2023	Kevin P. Clark	Joseph R. Massaro, William T. Presley, Obed D. Louissaint, Benjamin Lyon, Katherine H. Ramundo
2022	Kevin P. Clark	Joseph R. Massaro, Benjamin Lyon, William T. Presley, Sophia M. Velastegui
2021	Kevin P. Clark	Joseph R. Massaro, William T. Presley, Katherine H. Ramundo, Mariya K. Trickett

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Actually Paid” columns was determined by reference to (1) for RSU awards (excluding TSR awards and other performance-based awards), the closing price on each applicable year-end date or, in the case of vesting dates, the actual vesting date closing price, (2) for performance-based RSU awards (excluding TSR awards), the same valuation methodology as RSU awards above except that year-end award values are adjusted by the projected probability of achievement of each award as of each such date, and (3) for TSR-based awards, the fair value calculated by a Monte Carlo simulation as of the applicable year-end date.
(3)
For the portion of “Actually Paid” compensation that is based on year-end stock prices, the following prices were used: 2025: $76.09 (26% increase from prior year), 2024: $60.48 (33% decrease from prior year), 2023: $89.72 (4% decrease from prior year), 2022: $93.13 (44% decrease from prior year), 2021: $164.95 (27% increase from prior year).
(4)
"Compensation Actually Paid” to our PEO and the average “Compensation Actually Paid” to non-PEO NEOs reflects adjustments from total compensation reported in the Summary Compensation Table (see reconciliation below).

		PEO ($)	Average Non-PEO NEOs ($)

Total Reported in 2025 Summary Compensation Table (SCT)		19,250,277	8,673,222
+	Fair value of equity awards granted during the fiscal year 2025	(15,145,160)	(5,414,029)
+	Year-end fair value of equity awards granted during the fiscal year 2025	19,774,901	6,915,814

+	Change in fair value from end of prior fiscal year 2024 to end of current fiscal year 2025 for awards made in prior fiscal years that were unvested at end of current fiscal year 2025	408,226	483,895

+	Change in fair value from end of fiscal year 2024 to vesting date, for awards made in prior fiscal years that vested during current fiscal year 2025	388,111	413,265
Total Adjustments		5,426,078	2,398,945
Compensation Actually Paid for Fiscal Year 2025		24,676,355	11,072,167

(5)
Peer group TSR reflects the Company’s 2025 Automotive Peer Group ("Russell 3000 Automobiles and Parts Sector") as reflected in our 2025 Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K. Each year reflects what the cumulative value of a $100 investment would be, including reinvestment of dividends.

60 2025 PAY VERSUS PERFORMANCE TABLE

(6)
The year ended December 31, 2025, includes a goodwill impairment charge of $648 million, as further discussed in Note 7 of our 2025 Annual Report on Form 10-K. The year ended December 31, 2023 includes a $2.1 billion deferred tax benefit recognized from the Company’s initiation of changes to its corporate entity structure, including intercompany transfers of intellectual property and other related transactions, as further discussed in Note 14 of our 10-K.
(7)
Adjusted Net Income was selected by the Compensation Committee as the Company-Selected Measure (“CSM”). It is a non-GAAP measure which represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Appendix A contains a reconciliation of Adjusted Net Income to U.S. GAAP Net Income.

ANALYSIS OF THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE

In accordance with SEC rules, the following charts describe the relationship between the “Compensation Actually Paid” to our NEOs and the Company’s financial performance as measured by our cumulative TSR, GAAP NI and our CSM, Adjusted NI.

As more fully described under “Compensation Governance and Alignment with Shareholders” in our “Compensation Discussion and Analysis” section, our focus on pay-for-performance and corporate governance aims to help ensure alignment with the interests of our shareholders, as highlighted below.

Aligning executive compensation to Company financial and stock price performance is one of the key design principles of our executive compensation program. This is evidenced by the program design elements, including:

•
92% of 2025 total target annual compensation for the CEO is at risk and 80% is granted in equity, while, on average, 86% of 2025 total target annual compensation for the other NEOs is at risk and 68% is granted in equity.
•
We use a structured goal-setting process for performance incentives, with multiple levels of review including the Compensation Committee and its consultant, and senior management.
•
NEOs’ annual incentives are typically based on achievement of multi-faceted financial and strategic annual performance goals.
•
60% of the NEOs’ annual long-term incentive compensation consists of performance-based RSUs, which deliver value based on achievement of multi-year financial and relative TSR goals.
•
We review and analyze our pay-for-performance alignment on an annual basis, both in absolute terms and relative to our peer group.

2025 PAY VERSUS PERFORMANCE TABLE 61

Compensation Actually Paid Versus Total Shareholder Return(1)

(1)
TSR in the above chart, in the case of both the Company and our Automotive Peer Group as noted in footnote 5 of the above Pay for Performance Table, reflects the cumulative return of $100 as if invested on December 31, 2020, including reinvestment of any dividends.

Compensation Actually Paid Versus Net Income(1)

(1)
The year ended December 31, 2023 includes a $2.1 billion deferred tax benefit recognized from the Company’s initiation of changes to its corporate entity structure, including intercompany transfers of intellectual property and other related transactions, as further discussed in Note 14 of our 2024 Annual Report on Form 10-K.

62 2025 PAY VERSUS PERFORMANCE TABLE

Compensation Actually Paid versus Adjusted Net Income(1)

(1)
Adjusted Net Income was selected by the Compensation Committee as the Company-Selected Measure. It is a non-GAAP measure which represents net income attributable to Aptiv before restructuring and other special items, including the tax impact thereon. Appendix A contains a reconciliation of Adjusted Net Income to U.S. GAAP Net Income.

MOST IMPORTANT MEASURES IN LINKING COMPENSATION WITH PERFORMANCE IN FISCAL YEAR 2025

In the Company’s assessment, the following table lists the most important financial performance measures used by the Company to link compensation actually paid, as determined in accordance with SEC rules, to the NEOs to Company performance for 2025. The way these measures, together with certain other performance measures, determine the amounts of incentive compensation paid to our NEOs is described in the “Compensation Discussion and Analysis” section.

Most Important Performance Measures for 2025(1)
Adjusted Net Income
Adjusted Operating Income
Return on Net Assets
Relative Total Shareholder Return
(1)
In addition to the performance measures listed in the table above, the Company uses a Strategic Results Metric in the Annual Incentive Plan. The Strategic Results Metric focuses our executives on the Company’s strategic priorities. The Strategic Results Metric is more fully described under “2025 Annual Compensation Determination” in our “Compensation Discussion and Analysis” section.

REPORT OF THE AUDIT COMMITTEE 63

Report of the Audit Committee

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The Audit Committee currently consists of Ms. Cooper (Chair), Messrs. Hooley and Ortberg, and Dr. Parris. All of the members of the Audit Committee are independent directors under the NYSE listing standards and the rules of the SEC. In addition, the Board has determined that all members of the Audit Committee are financially literate under the NYSE listing standards and that each of Ms. Cooper, Messrs. Hooley and Ortberg qualify as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee operates under a written charter adopted by the Board, which is evaluated annually. The charter of the Audit Committee is available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”.

The Audit Committee selects, evaluates and, where deemed appropriate, replaces Aptiv’s independent registered public accounting firm. As part of the evaluation of the independent registered public accounting firm, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accounting firm, the independent registered public accounting firm’s global capabilities and independent registered public accounting firm’s technical expertise and knowledge of the Company’s global operations and industry. In connection with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is directly involved in the selection of the new lead engagement partner. The Audit Committee also pre-approves all audit services, engagement fees and terms, and all permitted non-audit engagements, except as otherwise prohibited under applicable law.

Management is responsible for Aptiv’s internal controls and the financial reporting process. Aptiv’s independent registered public accounting firm is responsible for performing an audit of Aptiv’s consolidated financial statements and the effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed Aptiv’s audited financial statements for the fiscal year ended December 31, 2025 and has met and held discussions with management and Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that Aptiv’s consolidated financial statements for fiscal year 2025 were prepared in accordance with accounting principles generally accepted in the United States of America. The discussions between the Audit Committee and EY included the matters required to be discussed by Rules on Auditing Standard No. 1301, Communications with Audit Committees, and Related and Transitional Amendments to PCAOB Standards.

The Audit Committee received the written disclosures and letter from EY required by the applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning its independence, and the Audit Committee discussed with EY the accounting firm’s independence.

Based upon the Audit Committee’s discussions with management and EY and the Audit Committee’s review of the representation of management and the report of EY to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Aptiv’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC.

The Audit Committee also considered whether non-audit services provided by EY during 2025 were compatible with maintaining their independence and concluded that such non-audit services did not affect their independence.

Respectfully submitted,

Nancy E. Cooper, Chair

Joseph L. Hooley

Robert K. Ortberg

Colin J. Parris

64 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

Independent Registered Public Accounting Firm’s Fees

The Audit Committee has a policy concerning the approval of audit and non-audit services to be provided by Aptiv’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve all audit services and all permitted non-audit services (including fees and the nature of the terms thereof), except as otherwise prohibited pursuant to the Exchange Act. These services may include audit services, audit-related services, tax services and other services. For each proposed service, the Audit Committee reviews a description of the service and sufficient information to confirm the determination that the provision of such service will not impair the independent registered public accounting firm’s independence. The Chair of the Audit Committee is authorized to grant such pre-approvals in the event there is a need for such approvals prior to the next full Audit Committee meeting, provided all such pre-approvals are then reported to the full Audit Committee at its next scheduled meeting.

During fiscal years 2025 and 2024, EY provided various audit, audit-related, tax and other services to Aptiv. The Audit Committee pre-approved all audit services, audit-related, tax and other services provided by EY in 2025 and 2024. The following table presents fees for professional services charged by EY by type and amount for fiscal years 2025 and 2024:

($ in thousands)	2025	2024

Audit fees(1)	19,100	19,400

Audit-related fees(2)	5,600	500

Total audit and audit related fees	24,700	19,900

Tax fees(3)	5,900	5,000

All other fees	—	—

Total fees	30,600	24,900

(1)
Audit Fees — Audit fees billed or to be billed are related to EY’s audit of our annual financial statements, including the audit of internal control over financial reporting, timely interim reviews of the quarterly financial statements, statutory or other required audit services, audit services performed in connection with registration statements and issuance of comfort letters and consents.
(2)
Audit-Related Fees — Audit-related services consist primarily of employee benefit plan audits, audit services not required by statute or regulation, ESG assurance related procedures, agreed-upon procedures required to comply with financial accounting or regulatory reporting matters, due diligence in connection with acquisitions and divestitures, carve-out audits associated with divestitures and spin-off transactions and other attest services.
(3)
Tax Fees — Tax fees primarily represent fees for tax planning services and tax-related compliance.

APPOINTMENT OF AND PAYMENT TO AUDITORS 65

Appointment of and Payment to Auditors

(Resolution 12)

The Audit Committee of our Board has appointed EY as our auditors. Shareholders are requested to reappoint EY as the Company’s auditors for the period ending with the Annual Meeting of the Company to be held in 2027. Shareholders are also requested to authorize the directors to determine the fees to be paid to the auditors. Shareholders are also requested to ratify the appointment of EY as the Company’s independent registered public accounting firm for purposes of United States securities law reporting for the fiscal year ending December 31, 2026.

A representative of EY will be present at the Annual Meeting with the opportunity to make a statement if the firm desires and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF ERNST & YOUNG LLP AS OUR AUDITORS, TO RATIFY THEIR APPOINTMENT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND TO AUTHORIZE THE DIRECTORS TO DETERMINE THE FEES TO BE PAID TO THE AUDITORS.

66 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Advisory Vote to Approve Executive Compensation

(RESOLUTION 13)

As required by Section 14A of the Exchange Act, we are providing shareholders with the opportunity to cast an advisory, non-binding vote on the compensation of our named executive officers as disclosed in this Proxy Statement.

Our executive compensation programs are designed to align executive and shareholder interests by reinforcing the long-term growth, value creation and sustainability of Aptiv and to ensure that the majority of compensation opportunities are a result of pay-for-performance.

The Company is presenting Resolution 13 which gives shareholders the opportunity to approve or not approve our compensation program for NEOs by voting for or against the following resolution (a “say-on-pay” vote). While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, the Board intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the Company’s compensation programs.

“RESOLVED, that the Company’s shareholders approve, on an advisory, non-binding basis, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the “Compensation Discussion and Analysis,” the compensation tables and narrative discussion.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NEOS, AS DISCLOSED IN THIS PROXY STATEMENT, ON AN ADVISORY, NON-BINDING BASIS.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS 67

Ownership of Certain Beneficial Owners

Set forth in the table below is information about the number of ordinary shares held by persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act), we know to be the beneficial owners of more than 5% of Aptiv ordinary shares (based on 212,780,960 ordinary shares outstanding at December 31, 2025), based on information furnished by the identified persons to the SEC.

The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has a right to acquire currently or within 60 days of February 28, 2026.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group, Inc. (1)	31,697,555	14.9%
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc. (2)	23,200,017	10.9%
55 East 52nd Street
New York, NY 10055

(1)
Represents ordinary shares beneficially owned by The Vanguard Group, Inc. This information is based on a Schedule 13G/A filed with the SEC on February 13, 2024.
(2)
Represents ordinary shares beneficially owned by BlackRock, Inc. and/or certain other non-reporting entities. This information is based on a Schedule 13G/A filed with the SEC on February 12, 2024.

68 SECURITY OWNERSHIP OF MANAGEMENT

SE

Security Ownership of Management

The following table sets forth information as of March 3, 2026 concerning beneficial ownership of Aptiv ordinary shares by each director, nominee and each of the executive officers named in the Summary Compensation Table. The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power or dispositive power, whether or not a person has any economic interest in the shares. The definition also includes shares that a person has the right to acquire currently or within 60 days of March 3, 2026. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and dispositive power with respect to the securities listed.

Name of Beneficial Owner	Number of Shares Owned	Number of RSUs that Vest within 60 Days	Total	Percent of Class

Directors
Håkan Agnevall	3,700	955	4,655	*
Nancy E. Cooper	13,121	3,715	16,836	*
Joseph L. Hooley	15,912	6,097	22,009	*
Vasumati P. Jakkal	3,220	4,502	7,722	*
Merit E. Janow	7,181	3,377	10,558	*
Sean O. Mahoney	13,552	3,602	17,154	*
Paul M. Meister	19,181	6,941	26,122	*
Robert K. Ortberg	12,825	3,377	16,202	*
Colin J. Parris	15,727	3,602	19,329	*
Ana G. Pinczuk	22,252	3,377	25,629	*
Officers
Kevin P. Clark	727,210	---	727,210	*
Varun Laroyia	9,420	---	9,420	*
Joseph R. Massaro	148,515	---	148,515	*
Javed A. Khan	27,743	---	27,743	*
Joseph T. Liotine	26,223	---	26,223	*
Directors and Officers as a Group (18 Persons)	1,171,461	39,545	1,211,006	*

* Less than 1%.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS 69

Relationships and Related Party Transactions

The Board has adopted a written Related Party Transaction Policy. Pursuant to this policy, the Company’s executive officers, directors and nominees for director must promptly disclose any actual or potential material conflict of interest to our Chief Legal Officer, who will then assess and communicate the information to the Nominating and Governance Committee for evaluation and appropriate resolution. The Nominating and Governance Committee will generally not approve or ratify a related party transaction unless it has determined that, upon consideration of all relevant information, the related party transaction is in, or not inconsistent with, the best interests of the Company and its shareholders. If we become aware of an existing related party transaction that has not been pre-approved under our Related Party Transaction Policy, the transaction will be referred to the Nominating and Governance Committee, which will evaluate all options available, including ratification, revision or termination of such transaction.

No related party transactions were identified during 2025.

70 OTHER Information

Other Information

PRESENTATION OF ACCOUNTS

Under Jersey law, the directors are required to present the accounts of the Company and the reports of the auditors before shareholders at a general meeting. The accounts of the Company for the fiscal year ended December 31, 2025 will be presented to the shareholders at the Annual Meeting.

OTHER BUSINESS

Management is not aware of any other matters to be brought before the Annual Meeting, except those set forth in this Notice of Annual Meeting of Shareholders. If other business is properly presented for consideration at the Annual Meeting, the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING

If a shareholder intends to submit a proposal for inclusion in the proxy statement for our 2027 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, the proposal must be received by our Corporate Secretary no later than the close of business on November 16, 2026. Proposals may be submitted by email addressed to corporatesecretary@aptiv.com or by mail addressed to the Corporate Secretary, Aptiv PLC, Spitalstrasse 5, 8200 Schaffhausen, Switzerland.

If you wish to bring a matter before a general meeting outside the process described above, you may do so by following the procedures set forth in the Company’s Memorandum and Articles of Association and the Companies (Jersey) Law 1991, as amended. Shareholders proposing nominees for election to the Board at the next annual meeting must give timely written notice received at our principal executive offices no later than the close of business on March 10, 2027, and no earlier than November 30, 2026. In addition to complying with the Company’s Memorandum and Articles of Association, to nominate directors, shareholders must give timely notice that complies with the additional requirements of Rule 14a-19, and which must be received no later than February 28, 2027.

HOUSEHOLDING

Only one copy of each of our annual report to shareholders and this Proxy Statement have been sent to multiple shareholders who share the same address and last name, unless we have received contrary instructions from one or more of those shareholders. This procedure is referred to as “householding.” We have been notified that certain intermediaries (brokers or banks) will also household proxy materials. We will deliver promptly, upon oral or written request, separate copies of the annual report and proxy statement to any shareholder at the same address. If you wish to receive separate copies of one or both of these documents, or if you do not wish to participate in householding in the future, you may write to our Corporate Secretary at Aptiv PLC, Spitalstrasse 5, 8200 Schaffhausen, Switzerland, or call (248) 813-3005. You may contact your broker or bank to make a similar request. Shareholders sharing an address who now receive multiple copies of our annual report and proxy statement may request delivery of a single copy of each document by writing or calling us at the address or telephone number above or by contacting their broker or bank (provided the broker or bank has determined to household proxy materials).

RECORD DATE

Shareholders owning Aptiv ordinary shares at the close of business on March 3, 2026 (the record date) may vote at the 2026 Annual Meeting. On that date, 213,141,325 ordinary shares were outstanding. Each ordinary share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

VOTING PRIOR TO THE ANNUAL MEETING

If you are a shareholder of record, you may vote by proxy in any of the following ways:

By Internet or Telephone - If you have Internet or telephone access, you may authorize the submission of a proxy on your behalf by following the voting instructions in the materials you receive. If you vote by Internet or telephone, you should not return your proxy card.

By Mail - You may vote by mail by completing, dating and signing your proxy card and mailing it in the envelope provided. You must sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as officer of a corporation, guardian, executor, trustee or custodian), you must indicate your name and title or capacity.

OTHER Information 71

If you vote over the Internet or by telephone, your vote must be received by 9:00 p.m., Eastern Time, on April 26, 2026.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name.” The street name holder will provide you with instructions that you must follow in order to have your shares voted.

CHANGING YOUR VOTE BEFORE THE ANNUAL MEETING

If you are a shareholder of record, you may revoke your proxy before it is exercised by:

•
Written notice to the Corporate Secretary at Aptiv PLC, Spitalstrasse 5, 8200 Schaffhausen, Switzerland;
•
Timely delivery of a valid, later-dated proxy or later-dated vote by Internet or telephone; or
•
Voting in person at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you may submit new voting instructions by contacting your brokerage firm, bank or other holder of record.

VOTING AT THE ANNUAL MEETING

If you are a shareholder of record, you may also vote in person at the Annual Meeting or you may be represented by another person at the Annual Meeting by executing a proxy designating that person.

If you hold your shares in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy issued in your name from the street name holder.

QUORUM FOR THE ANNUAL MEETING

A quorum will consist of one or more shareholders present online or by proxy who hold or represent shares of not less than a majority of the total voting rights of all of the shareholders entitled to vote at the Annual Meeting.

VOTING TABULATION

To be approved, Resolutions 1 to 12 require a simple majority of the votes cast at the Annual Meeting in favor of each Resolution, assuming a quorum has been met. If a director does not receive a majority of the votes cast for his or her election, then that director will not be elected to the Board, and the Board may fill the vacancy with a different person, or the Board may reduce the number of directors to eliminate the vacancy. The vote on Resolution 13 is advisory and is not binding on our Board or the Company. Abstentions and broker non-votes are counted for the purpose of determining a quorum, but are not counted as votes cast.

BROKER NON-VOTES

A broker non-vote occurs when the broker that holds your shares in street name is not entitled to vote on a matter without instruction from you and you do not give any instruction. Unless instructed otherwise by you, brokers will not have discretionary authority to vote on any matter other than Resolution 12 (Appointment of and Payment to Auditors), which is considered to be “routine” for these purposes. It is important that you cast your vote for your shares to be represented on all matters.

72 OTHER Information

ATTENDING THE ANNUAL MEETING

If you plan to attend the Annual Meeting, you must present proof that you own Aptiv shares to be admitted.

Record Shareholders. If you are a record shareholder (a person who owns shares registered directly in his or her name with Computershare, Aptiv’s transfer agent) and plan to attend the Annual Meeting, please indicate this when voting, either by marking the attendance box on the proxy card or responding affirmatively when prompted during telephone or Internet voting.

Owners of Shares Held in Street Name. Beneficial owners of Aptiv ordinary shares held in street name by a broker, bank or other nominee will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letters from the broker, bank or other nominee are examples of proof of ownership. If your shares are held in street name and you want to vote in person at the Annual Meeting, you must obtain a written proxy from the broker, bank or other nominee holding your shares.

ACCESSING PROXY MATERIALS ON THE INTERNET

This Proxy Statement and our 2025 Annual Report on Form 10-K are available at aptiv.com. If you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and is beneficial for the environment. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

NOTICE AND ACCESS

The SEC permits companies to furnish proxy materials to shareholders by providing access to these documents over the Internet instead of mailing a printed copy. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders. Shareholders have the ability to access, view and print the proxy materials on a website referred to in the Notice and request a printed set of proxy materials.

PROXY SOLICITATION

We will pay the cost for soliciting proxies for the Annual Meeting. Aptiv will distribute proxy materials and follow-up reminders by mail and electronic means. We have engaged Sodali & Co at 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902 to assist with the solicitation of proxies. We will pay Sodali an aggregate fee, including reasonable out-of-pocket expenses, of $13,500, depending on the level of services actually provided. Certain Aptiv employees, officers and directors may also solicit proxies by mail, telephone or personal visits but they will not receive any additional compensation for their services.

We will also reimburse brokers, banks and other nominees for their expenses in forwarding proxy materials to beneficial owners.

CORPORATE GOVERNANCE INFORMATION

The following documents are available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Governance Documents”:

•
Committee Charters;
•
Corporate Governance Guidelines;
•
Insider Trading Policy;
•
Memorandum and Articles of Association; and
•
Regulation FD Policy.

The Code of Conduct is also available on our website at aptiv.com by clicking on the tab “Investors”, then the heading “Governance” and then the caption “Code of Conduct”.

Any links to websites included in this Proxy Statement are provided solely for convenience purposes. Content on the websites, including content on Aptiv’s website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated by reference herein or into any of our other filings with the SEC.

OTHER Information 73

VOTING RESULTS FOR THE ANNUAL MEETING

The voting results will be published in a current report on Form 8-K, which will be filed with the SEC no later than four business days after the Annual Meeting. The voting results will also be published on our website at aptiv.com.

Shareholders owning Aptiv’s ordinary shares will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

REQUESTS FOR COPIES OF ANNUAL REPORT

Aptiv will furnish to shareholders, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC, upon receipt of a written request addressed to our Corporate Secretary at Aptiv PLC, Spitalstrasse 5, 8200 Schaffhausen, Switzerland.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 29, 2026

The SEC has adopted rules to allow proxy materials to be posted on the Internet and to provide only a Notice of Internet Availability of Proxy Materials to shareholders. Our Proxy Materials and Annual Report are available at www.proxyvote.com.

A-1 APPENDIX A

Appendix A

ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER SHARE

	Year Ended December 31,
(in millions, except per share amounts)	2025	2024	2023

Net income attributable to ordinary shareholders	$165	$1,787	$2,909
Mandatory convertible preferred share dividends (a)	—	—	29
Net income attributable to Aptiv	165	1,787	2,938
Adjusting items:
Amortization	208	211	233
Restructuring	185	193	211
Separation Costs	178	—	—
Other acquisition and portfolio project costs	30	80	80
Asset impairments	16	22	18
Goodwill impairment	648	—	—
Compensation expense related to acquisitions	17	18	26
Gain on asset sale	(5)	—	—
Costs associated with acquisitions and other transactions	—	—	4
Loss on extinguishment of debt	2	15	1
Impairment of equity investments without readily determinable fair value	—	—	18
(Gain) loss on change in fair value of publicly traded equity securities	(2)	3	6
Net gain on equity method transactions	(46)	(605)	—
Tax impact of intercompany transfers of intellectual property and other related transactions (b)	294	—	(2,082)
Tax impact of adjusting items (c)	36	(117)	(77)
Adjusted net income attributable to Aptiv	$1,726	$1,607	$1,376
Adjusted weighted average number of diluted shares outstanding (a)	220.75	256.66	282.88
Diluted net income per share attributable to ordinary shareholders	$0.75	$6.96	$10.39
Adjusted net income per share	$7.82	$6.26	$4.86

(a)
On June 15, 2023, each outstanding share of the Company’s 5.50% Mandatory Convertible Preferred Shares (the “MCPS”) converted into 1.0754 ordinary shares of the Company. For purposes of calculating Adjusted Net Income Per Share, the Company has excluded the impact of the MCPS dividends for the year ended December 31, 2023 and assumed the “if converted” method of share dilution as the assumed conversion of the MCPS into ordinary shares on a weighted average basis was more dilutive to net income per share than the impact of the MCPS dividends (method already applied for U.S. GAAP purposes of calculating the weighted average number of diluted shares outstanding).
(b)
In response to the OECD’s Pillar Two Directive, the Company initiated changes to its corporate entity structure, including intercompany transfers of certain intellectual property to one of its subsidiaries in Switzerland during the second half of 2023. Furthermore, during the third quarter, the Company’s Swiss subsidiary was granted a ten-year tax incentive, beginning in 2024. The measurement of certain deferred tax assets and associated income tax benefits resulting from these transactions was impacted by tax legislation in Switzerland enacted in the fourth quarter of 2023, which increased the statutory income tax rate, resulting in additional deferred tax benefit impacts, net of valuation allowances. These adjustments represent the total income tax benefits recorded as a result of these transactions during the year ended December 31, 2023. As a result of the Pillar Two OECD Administrative Guidance released in the first quarter of 2025, the Company no longer expects to obtain significant benefits from the tax incentive granted to its Swiss subsidiary in 2023. Accordingly, the Company recognized an increase to valuation allowances of $294 million to reduce the related deferred tax asset during the year ended December 31, 2025.
(c)
Represents the income tax impacts of the adjustments made for amortization, restructuring and other special items by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

APPENDIX A A-2

ADJUSTED OPERATING INCOME

	Year Ended December 31,
	2025		2024		2023
($ in millions)	$	Margin	$	Margin	$	Margin

Net income attributable to ordinary shareholders	$165	0.8%	$1,787	9.1%	$2,909	14.5%
Mandatory convertible preferred share dividends	—		—		29
Net income attributable to Aptiv	165	0.8%	1,787	9.1%	2,938	14.7%
Interest expense	361		337		285
Other income, net	(50)		(41)		(63)
Net gain on equity method transactions	(46)		(605)		—
Income tax expense (benefit)	700		223		(1,928)
Equity loss, net of tax	38		118		299
Net income attributable to noncontrolling interest	19		24		28
Net loss attributable to redeemable noncontrolling interest	(3)		(1)		—
Operating income	1,184	5.8%	1,842	9.3%	1,559	7.8%
Amortization	208		211		233
Restructuring	185		193		211
Separation costs	178		—		—
Other acquisition and portfolio project costs	30		80		80
Asset impairments	16		22		18
Goodwill impairment	648		—		—
Compensation expense related to acquisitions	17		18		26
Gain on asset sale	(5)		—		—
Adjusted operating income	$2,461	12.1%	$2,366	12.0%	$2,127	10.6%

APTIV PLC 5725 INNOVATION DRIVE TROY, MI 48098 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until April 26, 2026 at 9:00 p.m. Eastern Time. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until April 26, 2026 at 9:00 p.m. Eastern Time. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V84220-P44851 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY APTIV PLC The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. Kevin P. Clark 1b. Håkan Agnevall 1c. Nancy E. Cooper 1d. Joseph L. Hooley 1e. Vasumati P. Jakkal 1f. Merit E. Janow 1g. Sean O. Mahoney 1h. Paul M. Meister 1i. Robert K. Ortberg 1j. Colin J. Parris 1k. Ana G. Pinczuk The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Proposal to re-appoint auditors, ratify independent public accounting firm and authorize the directors to determine the fees paid to the auditors. 3.Say-on-Pay – To approve, by advisory vote, executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Materials are available at www.proxyvote.com. APTIV PLC Annual Meeting of Shareholders April 29, 2026 9:00 AM Local Time This Proxy is Solicited by the Board of Directors Katherine H. Ramundo, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Aptiv PLC to be held on April 29, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, and FOR Proposals 2 and 3. (Items to be voted appear on reverse side.) Continued and to be signed on reverse side